                                                                    EXHIBIT 4.11


         This Loan Agreement is dated as of June 12, 1996, among CREDIT DEPOT CORPORATION, a Delaware corporation (the "Company"), CREDIT DEPOT CORPORATION OF NORTH CAROLINA, a Delaware corporation, CREDIT DEPOT CORPORATION OF OHIO, a Delaware corporation, CREDIT DEPOT CORPORATION OF SOUTH CAROLINA, a Delaware corporation, CREDIT CORPORATION OF TENNESSEE, a Delaware corporation, CREDIT DEPOT CORPORATION OF FLORIDA, a Delaware corporation, CREDIT DEPOT CORPORATION OF INDIANA, a Delaware corporation, CREDIT DEPOT CORPORATION OF GEORGIA, a Delaware corporation, each a guarantor of the Company's obligations hereunder (collectively, the "Guarantors"), and JOHN J. MCMANUS & ASSOCIATES, P.C., a Georgia Professional Corporation (the "Custodian").

         The Company, each Guarantor, jointly and severally, and the Custodian agree as follows for the benefit of each other and for the equal and ratable benefit of the holders of the 10% Secured Convertible Notes due 2001 (the "Securities"):

                                   ARTICLE 1
                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01     DEFINITIONS.

         "Acquired Indebtedness" of any specified person means Indebtedness of any other person existing at the time of such other person is acquired, merged, consolidated or amalgamated with or into or becomes a Subsidiary of such specified person, including Indebtedness incurred in connection with, or in contemplation of, such other person becoming a Subsidiary of such specified person.

         "Affiliate" of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person, whether through the ownership of voting securities, by agreement or otherwise; provided, that beneficial ownership of 10% or more of the voting securities of a person shall be deemed to be control.

         "Agent" means any Registrar, Paying Agent, Conversion Agent or co-registrar.

         "Annual Reports" is defined in Section 4.03.

         "Average Market Price" means the average of the closing bid prices of the Common Stock of the Company for the preceding 30 consecutive trading days as reported on NASDAQ or the principal exchange on which the Common Stock may be listed.

         "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal or State Law for the relief of Debtors.

         "Board of Directors" means the Board of Directors of the Company, or any authorized committee of the Board of Directors.

         "Business Day" means any day other than a Legal Holiday.

         "Capitalized Lease Obligation" means, with respect to any person for any period, an obligation of such person in excess of $1.5 million to pay rent or other amounts under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such obligation shall be the capitalized amount thereof determined in accordance with such principles.

         "Capital Stock" of any person means any and all shares, interests, right to purchase, warrants, options, participation's, or other equivalents of or interests in (however designated) the common or preferred equity of such person, including, without limitation, partnership interests.

         "Collateral" means all property and interests in property and proceeds thereof now owned or hereafter acquired by the Company or any Subsidiary in or upon which a Lien is granted to the holders of the Securities under any of the Security Documents, except to the extent released after the date hereof from such Lien pursuant to the provisions of this Agreement or any Security Document.

         "Commission" means the Securities and Exchange Commission.

         "Common Stock" means the Common Stock, $.001 par value per share, of the Company as it exists on the date of this Loan Agreement as originally signed or as it may be constituted from time to time.

         "Common Stock Conversion Price" means (i) initially, $2.50 and (ii) thereafter, the Common Stock Conversion Price, as in effect from time to time, after giving effect to the adjustments pursuant to Section 10.

         "Consolidated Net Income" means, with respect to any person for any fiscal period, the consolidated net earnings or loss of the Company and its Subsidiaries as it would appear on a consolidated statement of earnings of the Company for such fiscal period prepared in accordance with GAAP; provided, that
(i) any extraordinary gain or loss and any gain or loss on sales of assets (other than loans and interest therein) outside the ordinary course of business or any gain or loss on issuance or sale of Equity Interests of the Subsidiary, in each case together with any related provision for taxes on gains, realized during such period shall be excluded, (ii) the results of operations of any person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (iii) the Net Income of any person (other than a Subsidiary of the Company of which 80% or more of the Capital Stock having voting power generally for the election of directors or other governing body of such Subsidiary is owned by the Company directly or indirectly through one or more Wholly Owned Subsidiaries of the Company (or with respect to Wholly Owned Subsidiaries, is not at that time permitted, directly or indirectly, by the terms of its





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

charter, or any agreement, mortgage, indenture, instrument, decree or statute, law or regulations applicable to such Wholly Owned Subsidiary or its shareholders) shall be included only to the extent of the amount of cash, property, dividends or Distributions actually paid to the Company or a Wholly Owned Subsidiary of the Company during such period, (iv) the cumulative effect of a change in accounting principles shall be excluded, (v) any gain or loss realized upon the termination of any employee benefit plan (on an after-tax basis) shall be excluded, and (vi) any extraordinary charge resulting from the issuance of the Securities under the Loan Agreement and the application of the net proceeds thereof shall be excluded.

         "Consolidated Net Worth" with respect to any person means the consolidated equity of the common shareholders of such person and its consolidated Subsidiaries (excluding the accumulated foreign currency translation adjustment), as determined on a consolidated basis and in accordance with GAAP.

         "Custodian" means the law firm of John J. McManus & Associates, P.C., Georgia Corporation, or its successors.

         "Default" means any event that is or with the passing of time or the giving of notice, or both, would be an Event of Default.

         "Distribution" means any dividend, payment or distribution on or with respect to Capital Stock or other Equity Interest, whether in cash, Capital Stock, other securities, assets or property of any kind or nature, provided that all Distributions other than in cash shall be valued at the higher of the
(i) value thereof on the Company or its Subsidiary's books calculated in accordance with GAAP, or (ii) the fair market value thereof based upon a good faith determination of the Company's Board of Directors and certified in an Officers' Certificate delivered to the Custodian.

         "Disqualified Stock" means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable, at the option of the holder thereof, in whole or in part on or prior to the earlier of the maturity date of the Securities or the date on which no Securities remain outstanding.

         "Equity Interest" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

         "Equivalent Reports" is defined in Section 4.03.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Existing Indebtedness" means Indebtedness of the Company and its Subsidiaries (other than under the Warehouse Lines of Credit) in existence on the date of this Loan Agreement, until such amounts are repaid.





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         "Fixed Charges" means, for any period, the sum of (i) the consolidated interest expense (including amortization of original issue discount, noncash interest payments or accruals and the interest component of Capitalized Lease Obligations, but excluding amortization of deferred financing costs) and payments on Hedging Obligations of the Company and its Subsidiaries for such periods, plus (ii) the amount of all dividend payments on any series of Preferred Stock of the Company or any of its Subsidiaries (except dividends paid to the Company or a Subsidiary Guarantor of the Company) for such period.

         "GAAP" means, as of any date, generally accepted accounting principles consistently applied in the United States which are in effect on the date of this Loan Agreement and not indulging any interpretations or regulations that have been proposed but have not been enacted. Except as may otherwise be specified, accounting terms used in this Loan Agreement will have the meanings specified under GAAP.

         "Greenwich" means Greenwich Capital Markets, Inc.

         "Greenwich Agreement" means the Company's uncommitted repurchase line of credit with Greenwich and the agreement with Greenwich pursuant to which Greenwich may purchase from the Company mortgage loans in a maximum aggregate principal amount of $500,000,000.

         "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

         "Hedging Obligations" means, with respect to any person, the obligations of such person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and (ii) other agreements or arrangements designed to protect such person against fluctuations in interest rates.

         "Holders Agent" is defined in Section 6.05.

         "Indebtedness" of any person as of any date means and includes, without duplication, (i) all indebtedness, obligations and liabilities of such person in respect of borrowed money including all interest, fees and expenses owed with respect thereto (whether or not the recourse of the lender is to the whole of the assets of such person or only to a portion thereof), or evidenced by bonds, notes, debentures or similar instruments, or representing the deferred and unpaid balance of the purchase price of any property or interest therein, if and to the extent such indebtedness would appear as a liability upon a balance sheet of such person prepared on a consolidated basis in accordance with GAAP, (ii) all Capitalized Lease Obligations of such person,
(iii) all obligations of such person in respect of letters of credit, bankers' acceptances, letter of credit reimbursement or similar agreement (whether or not such items would appear on the balance sheet of such person), (iv) all net Obligations of such person in respect of interest rate protection and foreign currency hedging arrangements and (v) all Guarantees by such person of items that would constitute Indebtedness





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

under this definition (whether or not such items would appear on such balance sheet). The amount of Indebtedness of any person at any date shall be, without duplication, the principal amount that would be shown on a balance sheet of such person prepared as of such date in accordance with GAAP and the maximum net liability of any contingent Obligations referred to in clauses (i) through
(v) above at such date. Interest rate swap, cap, collar or other hedging agreements shall not be deemed to be Indebtedness for purposes of the Loan Agreement to the extent that they are entered into for the purpose of reducing interest rate on currency exposure on any Indebtedness permitted to be outstanding by the terms of this Loan Agreement.

         "Investment" of any person means any investment by such person in another person (including Affiliates) in the form of loans, advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases (or other acquisitions for consideration) of Indebtedness, Capital Stock or other securities and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

         "Issuance Date" means the date of original issue of the Securities.

         "Junior Debt" means Indebtedness of the Company that is subordinate or junior in right of payment to the Securities.

         "Lien" means any lien, security interest, mortgage, deed of trust, charge or encumbrance of any king (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to give any security interest).

         "Loan Documents" means the Agreement, the Security Documents, the Custodial Agreement and all documents and instruments executed and delivered in connection with the foregoing.

         "Moody's" means Moody's Investors Services, Inc. and its successors.

         "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Subsidiaries in respect of any Asset Sale, net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness secured by Lien on the asset or assets that are the subject of such asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets.

         "Obligations" means any principal, interest, penalties, fees, indemnification's, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.





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


         "Officers" means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, Controller, Secretary, and Assistant Secretary or any Vice President of the Company, the Guarantors or any other Subsidiary, as the case may be.

         "Officers' Certificate" means a certificate signed by two Officers, one of whom must be the principal executive officer, principal financial officer or principal accounting officer of the Company.

         "Opinion of Counsel" means an opinion from legal counsel. Such counsel may be a director, officer or employee of or counsel to the Company, any Guarantor, or Subsidiary.

         "Permitted Investment" means (i) any Investment in the Company or in a Wholly Owned Subsidiary of the Company that is a Guarantor, (ii) any Investment in Cash Equivalents, (iii) investment by the Company or any Subsidiary of the Company in a person, if as a result of such Investment (a) such person becomes a Wholly Owned Subsidiary of the Company and a Guarantor, or (b) such person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Wholly Owned Subsidiary of the Company that is a Guarantor, and (iv) any Investment that would be a Cash Equivalent but for its maturity being greater than six months, provided such maturity is not greater than one year.

         "Permitted Liens" means the Liens described in Section 4.07(a) through
(p) of this Agreement.

         "Person" means any individual, corporation, partnership, joint venture, trust, estate, association, organization or any government or any agency or political subdivision thereof.

         "Pledge Agreement" means the Pledge Agreement of even date herewith between the Company, as pledgor, and the Holders' Agent as pledgee.

         "Preferred Stock" means any Equity Interest, whether or not designated as "preferred stock" with preferential rights of payment of dividends or upon redemption or retirement, or upon liquidation, winding-up or dissolution or termination of the issuer thereof.

         "Principal" means any director or executive officer of the Company or any of its Subsidiaries, and their respective Affiliates and Related Persons.

         "Quarterly Reports" is defined in Section 4.03.

         "Related Person" with respect to any Principal means (i) any controlling shareholder, 80% or more owned Subsidiary, or spouse or immediate family member (in the case of an individual) of such Principal, or (ii) a trust, corporation, partnership or other entity, the beneficiaries, shareholders, partner, owners or person beneficially holding an 80% or more controlling interest of which consists of such Principal or such other persons referred to in the foregoing clause (i).





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


         "Resale Registration Statement" shall mean a registration statement filed by the Company pursuant to the Securities Act covering the sale of the Common Stock issued or issuable on conversion of the Securities by the Securityholders.

         "Restricted Investment" means any Investment other than a Permitted Investment.

         "SEC" means the Securities and Exchange Commission.

         "S&P" means Standard & Poor's Corporation and its successors.

         "Securities" means the Notes issued under this Loan Agreement.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Securitization Subsidiary" of any person means a Subsidiary of such person, the articles of incorporation or other governing instruments of which restrict such Subsidiary to the business of purchasing mortgage loans from the Company and its Affiliates and reselling such mortgage loans or selling mortgage-backed securities.

         "Security Agreement" means the Security Agreement of even date herewith between the Company, as debtor, and the Holders' Agent for the benefit of the holders of the Securities, as Secured Party.

         "Security Documents" means the Security Agreement, the Subsidiary Security Agreements, the Pledge Agreement and each other document and instrument at any time delivered in connection with this Agreement to secure the Obligations of the Company under this Agreement and the Securities.

         "Securityholder" or "Holder" means a registered holder of one or more Securities.

         "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of this Loan Agreement.

         "Subordinated Notes" means the Company's Subordinated Convertible Notes originally due June 30, 2004 in an original principal amount of $5,550,000.

         "Subsidiary" of any specified person means a corporation or such other entity, a majority of whose Capital stock with voting power, under ordinary circumstances, to elect the board of directors or other governing body is at the time, directly or indirectly, owned by such person or by such person and a Subsidiary or Subsidiaries of such person or by a Subsidiary or Subsidiaries of such person.





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


         "Subsidiary Guarantee" means, individually and collectively, the Guarantees now or hereafter given by the Guarantors pursuant to the Loan Agreement, including with respect to the persons that are Guarantors as of the date hereof a notation on the Securities substantially in the form attached hereto as Exhibit B.

         "Subsidiary Guarantor" means (i) each of the Company's Subsidiaries in existence on the Issue Date, (ii) each of the Subsidiaries that becomes a Guarantor of the Securities in compliance with the provisions hereof, and (iii) each of the Subsidiaries executing a supplemental agreement in which such Subsidiary agrees to be bound by the terms of this Loan Agreement.

         "Subsidiary Security Agreements" means, collectively, the Security Agreements of even date herewith between the Subsidiary Guarantors, as debtors, and the Custodian for the benefit of the holders of the Securities, as Secured Party.

         "U.S. Government Obligations" means direct obligations of the United States of America, or any agency or instrumentality thereof for the payment of which the full faith and credit of the United States of America is pledged.

         "Warehouse Lines of Credit" means any agreement, individually or collectively, providing for up to $50 million of revolving credit borrowings, and any other warehouse line of credit together with any other replacements or other revolving credit or loan repurchase agreement and any related notes, guarantees, collateral documents, instruments and agreements executed in connection with any thereof or otherwise created for any Subsidiary or Securitization Subsidiary of the Company, and in each case as amended, increased, supplemented, extended, modified, renewed, refunded, replaced or refinanced from time to time, and in addition any repurchase agreement entered into by the Company or any of its Subsidiaries for the purpose of receiving cash to fund mortgage lending operations pending the sale or securitization of loans.

         "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then-outstanding principal amount of such Indebtedness into (b) the sum of the product obtained by multiplying (x) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal including payment at final maturity, in respect thereof, by (y) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment.

         "Wholly Owned Subsidiary" of any person means a Subsidiary of such person all of the outstanding Capital Stock or other ownership interest of which (other than directors' qualifying shares required by statute) shall at the time be owned by such person or by one or more Wholly Owned Subsidiaries of such person or by such person and one or more Wholly Owned Subsidiaries of such person.





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


SECTION 1.02.    OTHER DEFINITIONS.

TERM                                              DEFINED IN SECTION
- ----                                              ------------------

"Conversion Agent"                                              2.03
"Covenant Defeasance"                                           7.03
"Conversion Price"                                             10.01
"Legal Defeasance"                                              7.02
"Legal Holiday"                                                13.07
"Notice of Default"                                             6.01
"Paying Agent"                                                  2.03
"Registrar"                                                     2.03

SECTION 1.03     RULES OF CONSTRUCTION.

Unless the context otherwise requires:

         (1)     a term has the meaning assigned to it;

         (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

         (3)     "or" is not exclusive;

         (4) words in the singular include the plural, and in the plural include the singular;

         (5)     provisions apply to successive events and transactions; and

         (6) the terms "include" or "including" or any variation thereof shall mean without limitation by reason of any enumeration thereof.

                                   ARTICLE 2
                                 THE SECURITIES

SECTION 2.01     FORM AND DATING

         The Securities shall be substantially in the form of Exhibit A hereto, the terms of which are incorporated in and made a part of this Loan Agreement. The Subsidiary Guarantee shall be substantially in the form of Exhibit B hereto and executed by each Subsidiary Guarantor. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, or usage. The Securities may be issued from time-to-time and each Security shall be dated the date of its issuance. The Securities shall be issued initially





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

in definitive form in denominations of $ 1,000 and integral multiples thereof.

         The terms and provisions contained in the Securities annexed hereto as Exhibit A and the Subsidiary Guarantee annexed hereto as Exhibit B shall constitute, and are hereby expressly made, a part of this Loan Agreement. In the event of a conflict between this Loan Agreement and Exhibit A or B hereto, this Loan Agreement shall control. To the extent applicable, the Company, the Guarantors and the Custodian, by their execution and delivery of this Loan Agreement, expressly agree to such terms and provisions and to be bound thereby.


SECTION 2.02.    EXECUTION AND AUTHENTICATION.

         An Officer of the Company shall sign the Securities on behalf of the Company by manual or facsimile signature. The Company's seal shall be reproduced or impressed on the Securities.

         If an Officer whose signature is on a Security no longer holds that office at the time the Security is authenticated, the Security shall nevertheless be valid.

SECTION 2.03.    REGISTRAR, PAYING AGENT AND CONVERSION AGENT.

         The Company shall maintain (i) an office or agency where Securities may be presented for registration of transfer or for exchange ("Registrar"),
(ii) and office or agency where Securities may be presented for payment ("Payment Agent"), and (iii) an office or agency where Securities may be presented for conversion ("Conversion Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may appoint one or more co-registrars, one or more additional paying agents, and one or more additional conversion agents. The term "Paying Agent" includes any additional paying agent; the term "Conversion Agent" includes any additional conversion agent. The Company may change any Paying Agent, Registrar, Conversion Agent or co-registrar without prior notice to any Securityholder. The Company shall notify the Securityholders of the name and address of any Agent not a party to this Loan Agreement and of any change of any such Agent. The Company, Guarantors or any other Subsidiary of the Company may act as Paying Agent, Registrar, Conversion Agent or co-registrar. The Company shall enter into an appropriate agency agreement with any Agent not a party to this Loan Agreement. The agreement shall implement the provisions of this Loan Agreement that relate to such Agent.

SECTION 2.04.    PAYING AGENT TO HOLD MONEY IN TRUST.

         The Company, the Guarantors or any other obligor on the Securities shall require each Paying Agent to agree in writing that the Paying Agent shall hold in trust for the benefit of the Securityholders all money held by the Paying Agent for the payment of principal of and interest on Securities, and shall notify the Custodian of any Default by the Company, any Guarantor or any other obligor on the Securities in making such payment. While any such default continues, the Securityholders may require a Paying Agent to pay all money held by it to the Custodian to be placed in a segregated account. The Company, the Guarantors or any other Obligor on the Securities





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at any time may require a Paying Agent to pay all money held by it to the
Custodian. Upon payment over to the Custodian, the Paying Agent (if other than the Company) shall have no further liability for the money delivered to the Custodian. If the Company, any Guarantor or any other obligor on the Securities acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Securityholders all money held by it as Paying Agent and shall not be commingled with other funds held by the Paying Agent..

SECTION 2.05.    SECURITYHOLDER LISTS.

         The Custodian shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders.

SECTION 2.06.    TRANSFER AND EXCHANGE.

         When Securities are presented to the Registrar or a co-registrar, with a request to register, transfer or exchange them for an equal principal amount of Securities of other denominations, the Registrar, subject to the restrictions noted on the legend of such Security, shall register the transfer or make the exchange if its requirements for such transactions are met; provided, that any Security presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar. To permit registrations of transfer and exchanges, the Company shall issue at the Registrar's request.

         Neither the Company nor the Registrar shall be required to (i) issue, register the transfer of or exchange Securities during a period beginning at the opening of business on a Business Day 30 Days before the day of any selection of Securities for redemption under Section 3.02 and ending at the close of business on the day of selection, (ii) register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part, or (iii) register the transfer or exchange of a Security between a record date and the next succeeding interest payment date.

         No service charge shall be made to any Securityholder for any registration of transfer or exchange (except as otherwise expressly permitted herein), but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than such transfer tax or similar governmental charge payable upon exchanges pursuant to Section 2.10 or 3.06 hereof, which shall be paid by the Company).

         Prior to due presentment for registration of transfer in any Security, the Custodian, any Agent and the Company may deem and treat the person in whose name any Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and neither the Custodian, any Agent nor the Company shall be affected by the notice to the contrary.





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SECTION 2.07.    REPLACEMENT SECURITIES.

         If any mutilated Security is surrendered to the Company, or the Company receives evidence to its satisfaction of the destruction , loss or theft of any Security, the Company shall issue a replacement Security. If required by the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Company to protect the Company, the Guarantors, the Custodian, any Agent or any authenticating agent from any loss which any of them may suffer if a Security is replaced. The Company may charge for its expenses in replacing a Security.

         Every replacement Security is an additional obligation of the Company and the Guarantors.

SECTION 2.08.    OUTSTANDING SECURITIES.

         The Securities outstanding at any time are all the Securities issued except for those canceled by the Company, those delivered to the Company for cancellation, and those described in this Section as not outstanding.

         If a Security is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Company receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

         If the principal amount of any Security is considered paid under
Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

         Subject to Section 2.09 hereof, a Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

SECTION 2.09.    TREASURY SECURITIES.

         In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company, any Guarantor, or any Affiliate of the Company or any Affiliate of the Guarantor shall be deemed not to be outstanding.

SECTION 2.10.    TEMPORARY SECURITIES.

         Until definitive Securities are ready for delivery, the Company may prepare temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company and the Guarantors consider appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare definitive Securities in exchange for temporary Securities. Until such exchange, temporary Securities shall be entitled to the same rights, benefits and privileges as definitive Securities.

SECTION 2.11.    CANCELLATION.

         The Company shall cancel all Securities surrendered for registration of transfer, exchange, payment, replacement or cancellation. Subject to the record retention requirements of the Exchange Act, all canceled Securities held by the Company shall be destroyed by the Company. The Company may not issue new Securities to replace Securities that it has redeemed or paid or that have been delivered to it for cancellation.

SECTION 2.12.    DEFAULTED INTEREST.

         If the Company defaults in a payment of interest on the Securities, it shall pay the defaulted interest in any lawful manner to the persons who are Securityholders on a subsequent special record date, which date shall be at the earliest practicable date but in all events at least five Business Days prior to the payment date, in each case at the rate provided in the Securities and in
Section 4.01. hereof. The Company shall fix or cause to be fixed each such special record date and payment date. At least 15 days before the special record date, the Company shall mail to Securityholders a notice that states the special record date, the related payment due date and the amount of such interest to be paid.

                                   ARTICLE 3
                                   REDEMPTION

SECTION 3.01.    SELECTION OF SECURITIES TO BE REDEEMED.

         If less than all of the Securities are to be redeemed, the Company shall select the Securities to be redeemed among the Securityholders on a pro rata basis, (and in such manner as complies with applicable legal and stock exchange requirements, if any). In the event of partial redemption by lot, the particular Securities to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Company from the outstanding Securities not previously called for redemption.

         The Company shall promptly notify the Securityholders in writing of the Securities selected for redemption and, in the case of any Security selected for partial redemption, the principal amount thereof to be redeemed. Securities and portions of them selected shall be in the amounts of $1,000 or an integral multiple thereof; except that (i) no Securities of $1,000 or less shall be redeemed in part, and (ii) if all of the Securities of a Holder are to be redeemed, the entire outstanding amount of Securities held by such Holder, even if not a multiple of $ 1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Loan Agreement that apply to Securities called for redemption also apply to portions of Securities called for redemption.

SECTION 3.02.    OPTIONAL REDEMPTION.

         The Securities are redeemable at the option of the Company for cash at any time or from time to time on or after January 1, 1998, in whole or in part, on at least 30 days' but not more than 60 days' notice to each holder of the Notes to be redeemed; provided, that the Notes may not be redeemed unless there is effective a Resale Registration Statement with respect to the shares of Common Stock underlying the Notes. With respect to any such redemption, the Notes will be redeemable at the following redemption prices (expressed as percentages of the original principal amount of the Notes) set forth below, plus accrued but unpaid interest to the redemption date, if redeemed during the periods indicated below:

                           PERIOD                PERCENTAGE
                           ------                ----------
                          01/01/98-12/31/98                         106%
                          01/01/99-12/31/99                         104%
                          01/01/00 and thereafter                   100%


SECTION 3.03.    MANDATORY REDEMPTION.

         Except as set forth hereinafter, the Company is not required to make mandatory redemption or sinking fund payments with respect to the Securities.

SECTION 3.04.    CONVERSION ARRANGEMENTS OR CALL FOR REDEMPTION

         In connection with any redemption of Securities, the Company may arrange for the purchase and conversion of any Securities by an agreement with one or more investment banking firms or other purchasers to purchase such Securities by paying to the Custodian in trust to be placed in a Segregated trust for the Securityholders, on or before the close of business on the date fixed for redemption, an amount not less than the applicable redemption price, together with interest accrued to the date fixed for redemption, of such Securities. Notwithstanding anything to the contrary in this Article 3, the obligation of the Company to pay the redemption price of such Securities, together with interest accrued to the date fixed for redemption, shall be deemed to be satisfied and discharged to the extent such amount is so paid by such purchasers. If such an agreement is entered into, any Securities not duly surrendered for conversion by the holders thereof may, at the option of the Company, be deemed, to the fullest extent permitted by law, acquired by such purchasers from such Holders and surrendered by such purchasers for conversion, all as of immediately prior to the close of business on the date fixed for redemption, subject to payment of the above amount as aforesaid. The Custodian shall hold and dispose of any such amount paid to it in the same manner as it would moneys deposited with it by the Company for the redemption of Securities. No arrangement between the Company and such purchasers for the purchase and conversion of any Securities shall increase or otherwise affect any of the powers, duties, responsibilities or obligations of the Custodian as set forth in this Loan Agreement, and the Company agrees to indemnify the Custodian from, and hold it harmless against, any loss, liability or expense arising out of or in connection with any such arrangement for the purchase and conversion of any Securities between the Company and such purchasers to which the Custodian has not consented in writing, including the costs and expenses incurred by the Custodian in the defense of any claim or liability arising out of or in connection with the exercise or performance of any of its powers, duties, responsibilities or obligations under this Loan Agreement.

SECTION 3.05.    NOTICE OF REDEMPTION

         At least 30 days but not more than 60 days before a redemption date, the Company shall mail a notice of redemption to each Holder whose Securities are to be redeemed at its registered address.

         The notice shall identify the Securities to be redeemed and shall state:

                 (1)      the redemption date;

                 (2)      the redemption price;

                 (3)      the conversion price;

                 (4) if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the redemption date, upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion shall be issued;

                 (5) the name and address of the Paying Agent and the Conversion Agent;

                 (6) that Securities called for redemption may be converted at any time before the close of business on the redemption date and if not converted prior to the redemption date the right of conversion will be lost;

                 (7) that Holders who want to convert Securities must satisfy the requirements in paragraph 7 of the Securities;

                 (8) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                 (9) that, unless the Company defaults in making such redemption payment, interest on the Securities or the portion of the Securities called for redemption ceases to accrue on and after the redemption date; and

                 (10) the Paragraph or Section of this Agreement pursuant to which the Securities called for redemption are being redeemed.

                                   ARTICLE 4
                                   COVENANTS

SECTION 4.01.    PAYMENT OF SECURITIES.

         The Company shall pay the principal of, premium, if any, and interest on the Securities on the dates and in the manner provided in the Securities. Principal, premium and interest shall be considered paid on the date due if the Paying Agent (if other than the Company, the Guarantors or a Subsidiary of the Company or the Guarantors) holds as of 9:00 a.m. Eastern Time on the due date money deposited by or on behalf of the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due to the holders of the Securities. Such Paying Agent shall return to the Company, no later than three Business Days following the date of payment, any money (including accrued interest) that exceeds such amount of principal, premium, if any, and interest paid on the Securities. Holders of Securities represented by definitive certificates must surrender such certificates to a Paying Agent upon payment in full of all outstanding principal, interest and collection costs, if any, in respect thereof.

         The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 18% per annum.

SECTION 4.02.    MAINTENANCE OF OFFICE OR AGENCY.

         The Company shall maintain in Gainesville, Georgia, an office where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Loan Agreement may be served. The Company shall give prompt written notice to the Custodian and the holders of the Securities of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Custodian with the address thereof, such presentations, surrenders, notices and demands may be made or served at the office of the Custodian.

         The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in Gainesville, Georgia for such purposes. The Company shall give prompt written notice to the Custodian of any such designation or rescission and of any change in the location of any such other office or agency.

SECTION 4.03.    REPORTS

         The Company shall deliver to the Securityholders, copies of the annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and designations prescribe) that the Company is required to file with the SEC pursuant to
Section 13 or 15(d) of the Exchange Act. If the Company is not subject to the requirements of such Section 13 or 15(d) of the Exchange Act, the Company shall continue to deliver to the Securityholders, such reports, information and other documents as it would be required to file if it were subject to the requirements of Section 13 or 15(d) of the Exchange Act and shall furnish all such reports, information and other documents to the Securityholders.

         Whether or not required by the rules and regulations of the Commission, so long as any Securities are outstanding, the Company will furnish to the holders of the Securities, upon request, all financial and other information that would be required to be contained in filings with the Commission, including, without limitation, those on Commission Forms 10-Q ("Quarterly Reports"), 10-K ("Annual Reports") and 8-K as if the Company were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" quarterly and annually within 15 days after the date on which quarterly and annual reports are required to be filed with the Commission (after giving effect to any permitted extensions). The financial statements as of and for each fiscal year shall contain a report thereon by the Company's independent auditors. In the event the Company is not at any time otherwise required to file such reports with the Commission pursuant to the Exchange Act, the Company shall furnish reports containing substantially the same information as such reports (the "Equivalent Reports") to the holders of the Securities at such times as the Company would have been required to furnish same hereunder if the Company were so required to file with the Commission.

SECTION 4.04.    STAY, EXTENSION AND USURY LAWS.

         The Company and the Guarantors covenant (to the extent that they may lawfully do so) that they shall not at any time insist upon, plead or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law whenever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Loan Agreement.

SECTION 4.05.    LIMITATION ON RESTRICTED PAYMENTS.

         The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly: (i) declare or pay any common stock dividend or make any Distribution on account of the Company's or any of its Subsidiaries' Equity Interests (other than dividends payable from any Subsidiary to the Company or to a Wholly Owned subsidiary of the Company or dividends or Distributions payable to the Company or, in the case of a Subsidiary, from such Subsidiary to any Wholly Owned Subsidiary of the Company that is a Guarantor and dividends and Distributions payable in capital stock of the Company); or (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company or any Subsidiary or other Affiliate of the Company (other than any such Equity Interests owned by the Company or any Wholly Owned Subsidiary of the Company that is a Guarantor);

         The foregoing provisions will not prohibit (i) the payment by the Company of any regular preferred stock dividends on terms which are commercially reasonable at the time of the issuance of such preferred stock, as determined in good faith by the Board of Directors of the Company; (ii) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Loan Agreement; or (iii) the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Company in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Company) of other Equity Interests of the Company (other than a Disqualified Stock).

         No later than ten days prior to making any Restricted Payment, the Company shall deliver to the Securityholders, an Officer's Certification stating that such Restricted Payment is permitted, and setting forth the basis upon which it is permitted.

SECTION 4.06.    LIMITATION ON DIVIDEND RESTRICTIONS AFFECTING SUBSIDIARIES.

         The Company will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any restriction on the ability of any such Subsidiary to (i) pay dividends or make any other Distributions on its Equity Interests or with respect to any other interest or participation in, or measured by, its sales, revenues or profits, or pay any Indebtedness owed to the Company or a Subsidiary of the Company, or (ii) make loans or advances to the Company or a Subsidiary of the Company, except for such restrictions existing under or by reason of (A) applicable law, (B) this Loan Agreement, (C) any instrument governing indebtedness existing on the Issuance date or any exchange, refinancing or refunding thereof permitted under this Loan Agreement; provided, that the terms of the new Indebtedness to be incurred shall not impose any greater encumbrance or restriction than those existing pursuant to the terms of the Indebtedness proposed to be so exchanged, refinanced or refunded, (D) customary assignment provisions of any agreement or obligation, including a lease governing a leasehold interest, of the Company or a Subsidiary of the Company, (E) any instruments governing or evidencing the Warehouse Lines of Credit or any other Indebtedness permitted by the Loan Agreement (including any liens or guarantees created thereunder), (F) any instrument governing or evidencing Indebtedness of a person acquired by the Company or any Subsidiary of the Company at the time of such acquisition, which encumbrance or restriction is not applicable to any person, or the properties or assets of any person, other than the person, or the property or assets of the person, so acquired; provided, that such Indebtedness is not incurred in connection with or in contemplation of such acquisition, or (G) any instrument governing or evidencing Indebtedness of a Securitization Subsidiary, provided, that such restrictions relate solely to such Securitization Subsidiary.

SECTION 4.07.    LIMITATION ON LIENS.

         Neither the Company, nor any of its Subsidiaries, may create, incur or assume or suffer to exist any lien upon any of its property, assets, income or profits, whether now owned or hereafter acquired, except:

         (a) Liens for taxes, assessments or other governmental charges not yet due or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Company or such Subsidiary, as the case may be, in accordance with GAAP;

         (b) carriers', warehousemen's, mechanics', landlords', materialmen's , repairmen's or other like Liens arising by operation of law in the ordinary course of business if (i) the underlying obligations are not overdue for a period of more than 60 days or (ii) such Liens are being contested in good faith and by appropriate proceedings and adequate reserves with respect thereto are maintained on the books of the Company or such Subsidiary, as the case may be, in accordance with GAAP or (iii) the underlying obligations do not exceed $250,000 in the aggregate at any time for the Company and its Subsidiaries;

         (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation;

         (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

         (e) easements, rights-of-way, zoning and similar restrictions and other similar encumbrances or title defects incurred in the ordinary course of business which, in the aggregate, are not substantial in amount, and which do not any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Company or its Subsidiaries;

         (f) Liens on assets which are subject to leases which are capitalized on the books of the Company and its Subsidiaries;

         (g) Liens arising by operation of law in connection with judgments;

         (h) Liens on assets securing only indebtedness incurred concurrently with, or within 90 days after, the acquisition or construction thereof to finance the cost of such acquisition or construction;

         (i)     Liens created by the Security Documents;

         (j) liens on mortgage loans originated or purchased by the Company using the proceeds from Indebtedness incurred for the purpose of providing funds to originate or purchase mortgage loans and any proceeds from the sale of any such mortgage loans;

         (k) Liens on mortgage loans originated by the Company and the proceeds therefrom securing up to $50,000,000 of Indebtedness under a warehouse facility or facilities with banks or institutions regularly engaged in the business of making commercial loans;

         (l) Liens securing up to $3,375,000 of outstanding mortgage participations, which are characterized as "other indebtedness" on the Company's balance sheet or which are issued in connection with the proposed offering of mortgage participation;

         (m) Liens securing up to $2,530,000 of Indebtedness under a Secured Warehouse Facility to be issued in exchanged for up to $2,530,000 of Subordinated Notes;

         (n) Liens which may be granted in the future under the Greenwich Agreement;

         (o) additional Liens securing obligations in an aggregate amount not exceeding $250,000; and

         (p) Liens to secure indebtedness or other obligations of the Company provided that at the time of the creation of such Lien the book value of the remaining Collateral not subject to such Lien shall be not less than 120% of the aggregate outstanding principal balance of the Securities.

SECTION 4.08.    CORPORATE EXISTENCE.

         Subject to Article 5 hereof, each of the Company and each of its Subsidiaries shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, and the corporate, partnership or other existence of each Subsidiary, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company and each Subsidiary and the rights (charter and statutory), licenses and franchises of the Company or its Subsidiaries, as the case may be; provided, that neither the Company nor its Subsidiaries shall be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any Subsidiary (other than the Company), if the Board of Directors of the Company or its Subsidiaries, as the case may be, shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company or its Subsidiaries, as the case may be, and that the loss thereof is not adverse in any material respect to the Securityholders.

         On the date of this Agreement, Credit Depot Corporation of North Carolina, Credit Depot Corporation of Ohio, Credit Depot Corporation of South Carolina, Credit Depot Corporation of Tennessee, Credit Depot Corporation of Florida, Credit Depot Corporation of Indiana, Credit Depot Corporation of Georgia, Credit Depot Corporation of Middle Tennessee, Credit Depot Corporation of Maryland and Credit Depot Corporation of Virginia constitute all of the Subsidiaries of the Company. Credit Depot Corporation of Middle Tennessee, Credit Depot Corporation of Maryland and Credit Depot Corporation of Virginia are inactive.

SECTION 4.09     VALUE OF CERTAIN ASSETS.

         The Company will not permit the aggregate book value of the following assets as reflected in the Company's consolidated quarterly or annual financial statements included in its Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K (or Equivalent Reports) to be below 70% of the outstanding principal balance of the Securities: (a) unpledged mortgage loans owned by the Company,
(b) excess servicing assets, (c) furniture and equipment owned by the Company,
(d) other
receivables due to the Company and (e) cash, cash equivalents and other investments having a maturity of less than one year.

SECTION 4.10.    LINE OF BUSINESS.

         For so long as any Securities are outstanding, the Company and its Subsidiaries will engage primarily in the origination, servicing and sale of residential first mortgage loans.

SECTION 4.11.    ADDITIONAL SUBSIDIARY INVESTMENTS AND GUARANTEES.

         The Company will not, and will not permit any of its Subsidiaries, including without limitation, any of the Guarantors, to make any Investment in any Subsidiary that is not a Wholly Owned Subsidiary or a Securitization Subsidiary, unless each such Subsidiary the majority of the capital stock of which is owned by the Company or by another Subsidiary (a) guarantees payment of the Securities by executing a Subsidiary Guarantee having the same terms and conditions as those set forth, herein; (b) executes and delivers a Subsidiary Security Agreement and also delivers to the Securityholders, upon request, an Opinion of Counsel, in form that such Subsidiary Guarantee is a valid, binding and enforceable obligation of such Subsidiary, subject to such customary exceptions for bankruptcy and equitable principles; and (c) agrees in writing to be bound by the terms of this Agreement.

SECTION 4.12.    TRANSACTIONS WITH AFFILIATES

         The Company will not, and will not permit any of its Subsidiaries to enter into any transaction (or series of transactions) between the Company or any Subsidiary of the Company and an Affiliate or Related Person involving payments by the Company or any Subsidiary of the Company, including, without limitation, any sale, purchase, lease or loan or any other disposition of assets, property or services (each of the foregoing, an "Affiliate Transaction"), unless (a) such Affiliate Transaction is on terms that are no less favorable to the Company or such Subsidiary, as the case may be, than those that would be available in a comparable arms-length transaction with an unrelated person and (b) the Company delivers to the Securityholders (i) with respect to any Affiliate Transaction involving aggregate payments in excess of $100,000, an Officers' Certificate certifying that such Affiliate Transaction complies with clause (a) above and such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of the Company and (ii) with respect to any Affiliate Transaction involving aggregate payments in excess of $1 million, a favorable opinion as to the fairness to the Company or such Subsidiary from a financial point of view issued by an investment banking, accounting or financial advisory firm of national standing.

SECTION 4.13.    ASSET SALES.

         The Company will not and will not permit any of its Subsidiaries to sell, lease, convey or otherwise dispose of any assets (other than (x) inventory in the ordinary course of business (including for purposes of this Section 4.13 loans originated by the Company), (y) to a Wholly

Owned Subsidiary that is a Guarantor or (z) sales of accounts receivable, mortgage loans and property acquired upon foreclosure of mortgage loans and all proceeds related thereto, in each case under clauses (y) and (z) above, whether or not in the ordinary course of business), whether in a single transaction or a series of related transactions (a) that have a fair market value in excess of $1.0 million or (b) for net proceeds in excess of $1.0 million (each of the foregoing, an "Asset Sale"), unless, in each case, (1) the Company (or the Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined in good faith by, and evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the holders of the Securities) of the assets sold or otherwise disposed of and (2) substantially all of the consideration therefor received by the Company or such Subsidiary is subject to the Lien of one or more of the Security Documents.

SECTION 4.14     COMPLIANCE CERTIFICATE

         The Company shall deliver to the Securityholders within 120 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries (including the Subsidiary Guarantors) during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether each has kept, observed, performed and fulfilled its Obligations under this Agreement, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge each has kept, observed, performed and fulfilled each and every covenant contained in this Agreement and is not in default in the performance or observance of any of the terms, provisions and conditions of this Agreement (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action each is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Securities is prohibited or if such event has occurred, a description of the event and what action each is taking or proposes to take with respect thereto.

         So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03 hereof shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article 4 or Article 5 hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any person for any failure to obtain knowledge of any such violations.

         The Company shall, so long as any of the Securities are outstanding, deliver to the Securityholders, forthwith upon any Officer's becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

SECTION 4.15     RESALE REGISTRATION STATEMENT.

         The Company shall use its best efforts to maintain any Resale Registration Statement which it is required to file pursuant to the terms of the Loan Documents current and effective for a period of not less than six months subsequent to the occurrence of the event(s) requiring that the Company maintain an effective and current Resale Registration Statement. Such Resale Registration Statement shall permit the Holders of the Common Stock into which the Securities are converted to sell such Common Stock in a public sale without restriction other than the requirement to deliver a prospectus, adequate copies of which shall be furnished by the Company to such Holders upon their request and without cost to such Holders.

SECTION 4.16     REAL PROPERTY ACQUISITIONS.

         The Company and the Subsidiaries shall not, without the prior written consent of the Holders of a majority in outstanding principal amount of the Securities, acquire, on a consolidated basis during any calendar year, any real property or interest therein in excess of $200,000, other than real property acquired the Company or any Subsidiary upon foreclosure or by deed in lieu of foreclosure.

                                   ARTICLE 5
                                   SUCCESSORS

SECTION 5.01.    MERGER, CONSOLIDATION OR SALE OF ASSETS.

         The Company may not consolidate or merge with or into another person, or sell, assign, transfer, lease, convey or otherwise dispose of (or permit any of its Subsidiaries to sell, assign, transfer, lease, convey, or otherwise dispose of) all or substantially all of its and its Subsidiaries' assets (determined on a consolidated basis for the Company and its Subsidiaries taken as a whole) to another person unless (i) the Company is the surviving entity or the person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, one of the states thereof or the District of Columbia, (ii) the resulting, surviving or transferee corporation assumes by supplemental agreement in a form reasonably satisfactory to a majority of the Securityholders all of the obligations under the Securities and this Loan Agreement, (iii) immediately before and after giving effect to such transaction, no Default or Event of Default (and no event that with notice or lapse of time, or both, would become an Event of Default) shall have occurred or be continuing or would occur or result upon the effective date of such transaction, and (iv) the Company shall have delivered to the Securityholders, upon request, a Officers' Certificate and an Opinion of Counsel that all conditions precedent relating to such transaction have been satisfied. The Securityholders shall be entitled to conclusively rely upon such Officers' Certificate and Opinion of Counsel.

SECTION 5.02.    SUCCESSOR CORPORATION SUBSTITUTED.

         Upon any consolidation or merger, or any sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.01 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, lease, conveyance or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of the Company under this Loan Agreement with the same effect as if such successor person had been named as the Company herein; provided, that the Company shall not be released or discharged from the obligation to pay the principal of and interest on the Securities.

                                   ARTICLE 6
                             DEFAULTS AND REMEDIES

SECTION 6.01.    EVENTS OF DEFAULT.

         An "Event of Default" occurs if:

         (1) the failure by the Company to pay interest on any of the Securities when the same becomes due and payable.

         (2) the failure to pay principal on the Securities when the same becomes due and payable, whether at maturity, acceleration, redemption, conversion or otherwise;

         (3) failure to perform, or breach of, any material covenant in any Loan Document by the Company or the Subsidiaries which materially adversely impacts the practical realization of the benefits to the holders of the Securities, and continuance of such failure for 30 days after written notice is given to the Company or the Subsidiaries by the holders of more than 50% in principal amount of the Securities of the security interests granted to the holders of the Securities;

         (4)     The Company or any Subsidiary shall

                 (a) become insolvent or generally fail or be unable to pay, or admit in writing its inability to pay, debts as they become due;

                 (b) apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for the Borrower or any Subsidiary or any property of any thereof, or make a general assignment for the benefit of creditors;

                 (c) in the absence of such application, consent or acquiescence in, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for the Borrower or any Subsidiary or for any part of the property of any thereof, and such trustee, receiver, sequestrator or other custodian shall not be discharged within 30 days;

                 (d) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of the Borrower or any Subsidiary, and, if such case or proceeding is not commenced by the Borrower or any Subsidiary or converted to a voluntary case, such case or proceeding shall be consented to or acquiesced in by the Borrower or such Subsidiary or shall result in the entry of an order for relief or shall remain for 60 days undismissed; or

                 (e) take any corporate action authorizing, or in furtherance of, any of the foregoing;

         (5) Failure by the Company or any of its Subsidiaries to pay final judgments entered by a court of competent jurisdiction against the Company and/or its Subsidiaries (other than any judgment as to which an insurance company of recognized standing has accepted full liability) aggregating $100,000 or more which remain undischarged or unstayed for a period of sixty (60) days;

         (6) Except as permitted by this Agreement, any Subsidiary Guarantee is determined in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect or any Guarantor or any person acting on behalf of any Guarantor denies or disaffirms its obligations under its Subsidiary Guarantee; provided that no Event of Default shall exist under this clause (6) by reason of any of the foregoing events unless the occurrence of such event makes the remedies provided for in the Subsidiary Guarantees (taken as a whole) inadequate for the practical realization of the benefits intended to be afforded thereby;

         (7) Any Indebtedness of the Company or any Subsidiary under a warehouse facility or facilities with one or more banks or institutions regularly engaged in the business of making commercial loans shall be duly declared to be or shall become due and payable prior to the stated maturity thereof; or

         (8) Failure by the Company to deliver to the Holders of the Securities and the Holders' Agent any Quarterly Report, Annual Report or Equivalent Report in accordance with the requirements of Section 4.03 hereof, which failure shall continue for a period of fifteen days after written notice is given to the Company by the holders of a majority in principal amount of the Securities.

         The Company shall deliver to the holders of the Securities annually a certificate regarding compliance with this Agreement and the Company shall, upon becoming aware of any Default or Event of Default deliver to the Company a certificate specifying such Default or Event of Default.

         If a Default or Event of Default occurs and is continuing, the Company shall mail to each holder of the Securities a Notice of Default or Event of Default ("Notice of Default") within 10 days after the occurrence of such Default or Event of Default, as the case may be, unless such Default or Event of Default has been cured.

SECTION 6.02.    ACCELERATION.

         The holders of not less than 50% in aggregate principal amount of Securities then-outstanding will be authorized, upon the happening of any Event of any Default (other than an Event of Default specified in clause (4) of Section 6.01 hereof that relates to the Company), to declare (a "Declaration") all the Securities due and payable immediately (the "Default Amount"). Upon any such Declaration, the Default Amount shall become immediately due and payable.

         Notwithstanding the foregoing, if an Event of Default described in the foregoing clause (4) occurs with respect to the Company and is continuing, then the principal of the Securities, together with accrued and unpaid interest to the date the Securities become due and payable, shall automatically become and be immediately due and payable without any declaration or other act on the part of any holder.

SECTION 6.03.    OTHER REMEDIES.

         If an Event of Default occurs and is continuing, the Securityholders may pursue any and all available remedies (under this Loan Agreement or otherwise) to collect the payment of principal, premium, if any, or interest on the Securities or to enforce the performance of any provision of the Securities, this Loan Agreement or the other Loan Documents.

SECTION 6.04.     WAIVER OF PAST DEFAULTS.

         The Holders of not less than a majority in aggregate principal amount of Securities outstanding are authorized to waive any Default and rescind any Declaration if the Default or Event of Default is cured, except an uncured Default in the payment of principal of or interest on any Security, or a Default with respect to a covenant or provision that cannot be modified or amended without the consent of the Holder of each outstanding Security affected or the Holders of a super majority of the outstanding Securities affected (in which case, such Default or Event of Default may only be waived by the Holders of such higher percentage of the outstanding Securities). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Loan Agreement; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.05.    CONTROL BY MAJORITY.

         Subject to all provisions of this Loan Agreement and applicable law, the Holders of a majority in aggregate principal amount of the Securities then outstanding shall have the right to appoint an agent to act on their behalf and until the Company receives written notice delivered in accordance with Section
12.02 hereof and executed by the Holders of a majority in outstanding principal amount of the Securities of the appointment of a successor agent, the Agent for the Holders of the Securities shall be JMR Funding, Inc., a Florida corporation (such agent and its successors, the "Holders' Agent") and the Company shall be entitled to deal with the Holders' Agent as the agent of the Holders of the Securities for all purposes of this Agreement and the other Loan Documents.

SECTION 6.06.    RIGHTS OF SECURITYHOLDERS TO RECEIVE PAYMENT.

         Notwithstanding any other provision of this Loan Agreement, the right of any Securityholder to receive payment of principal and interest on the Security, on or after the respective due dates expressed in the Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Securityholder.

SECTION 6.07.    UNDERTAKING FOR COSTS.

         In any suit for the enforcement of any right or remedy under this Loan Agreement, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.

                                   ARTICLE 7
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 7.01.    OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE.

         The Company may, at the option of its Board of Directors, at any time, elect to have either Section 7.02 or 7.03 hereof be applied to all outstanding Securities upon compliance with the conditions set forth below in this Article 7.

SECTION 7.02.    LEGAL DEFEASANCE AND DISCHARGE.

         Upon the Company's exercise under Section 7.01 of its option applicable to this Section 7.02, the Company shall be deemed to have been discharged from its obligations with respect to all outstanding Securities on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). Such Legal Defeasance means that the Company shall be deemed to have paid and discharged all of its obligations with respect to the outstanding Securities (which shall thereafter be deemed to be "outstanding" only for the purposes of Section 7.05 hereof and the other Sections of this Loan Agreement referred to in
(a) and (b) below) and to have satisfied all its other obligations under this Loan Agreement, except for (a) the rights of Holders of outstanding Securities to receive solely from the trust fund described in Section 7.04 hereof, and as more fully set forth in such Section, payments in respect of principal of and interest on such Securities when such payments are due, (b) the Company's obligations with respect to such Securities under Sections 2.04, 2.06, 2.07,
2.10 and 4.02 and Articles 10 and 12 hereof, and (c) Article 7.04. Subject to compliance with this Article 7, the Company may exercise its option under this
Section 7.02 notwithstanding the prior exercise of its option under Section 7.03 hereof with respect to the Securities.

SECTION 7.03.    COVENANT DEFEASANCE.

         Upon the Company's exercise under Section 7.01 hereof of its option applicable to this Section 7.03, the Company shall be released from its obligations under the covenants contained in Sections 4.04 and 4.05, hereof and
Article 5 hereof with respect to the outstanding Securities on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Securities shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Securities may not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Securities, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01(1), but, except as specified above, the remainder of this Note Purchase Agent and such Securities shall be unaffected thereby. In addition, upon the Company's exercise under Section 7.01 of the option applicable to this Section 7.03, Sections 6.01(3) through 6.01(4) shall not constitute Events of Default.

SECTION 7.04.    CONDITIONS TO LEGAL OR COVENANT DEFEASANCE.

         The following shall be the conditions to the application of either
Section 7.02 or Section 7.03 hereof to the outstanding Securities, as the case may be:

         (a) The Company must have irrevocably deposited or caused to be deposited with the Holders' Agent as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (a) cash in U.S. Dollars in an amount, (b) noncallable U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one Business Day before the due date of any payment, cash in U.S. Dollars in an amount, or (c) a combination of (a) and (b) supra, in such amounts, as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Holders' Agent, to pay and discharge and which shall be applied by the Holders' Agent to pay and discharge the principal and interest on the outstanding Securities on the stated maturity or on the applicable redemption date, as the case may be, of such principal or installment of principal, premium, if any, or interest;

         (b) In the case of a Legal Defeasance hereunder, the Company shall have delivered to the Securityholder an Opinion of Counsel reasonably acceptable to the Securityholder confirming that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date of this Loan Agreement, there has been a change in the applicable federal income tax law, in either case, to the effect that, and based thereon such Opinion shall confirm that, the Holders of the outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

         (c) In the case of a Covenant Defeasance hereunder the Company shall have delivered to the Securityholder an Opinion of Counsel reasonably acceptable to the Securityholder confirming that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or
(ii) since the date of this Loan Agreement, there has been a change in the applicable federal income tax law, in either case, to the effect that, and based thereon such Opinion shall confirm that, the Holders of the outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

         (d) No Default or Event of Default with respect to the Securities shall have occurred and be continuing on the date of such deposit or, insofar as Subsection 6.01(4) hereof is concerned, at any time in the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

         (e) Such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any material agreement or instrument to which the Company is a party or by which the Company is bound (other than this Loan Agreement);

         (f) In the case of a Legal Defeasance or a Covenant Defeasance, the Company shall have delivered to the Securityholder an Opinion of Counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable Bankruptcy Law;

         (g) Such Legal Defeasance or Covenant Defeasance shall not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act unless such trust shall be registered under such Act or be exempt from registration thereunder;

         (h) In the case of a Legal Defeasance or a Covenant Defeasance, the Company shall have delivered to the Securityholder an Officers' Certificate stating that the deposit made by the Company pursuant to its election under
Section 7.02 or 7.03 hereof was not made by the Company with the intent of preferring the Holders over other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

         (i) The Company shall have delivered to the Securityholders an Officers' Certificate and an Opinion of Counsel reasonably acceptable to the Securityholders, each stating that all conditions precedent provided for relating to either the Legal Defeasance under Section 7.02 hereof or the Covenant Defeasance under Section 7.03 hereof (as the case may be) have been complied with as contemplated by this Section 7.04.

SECTION 7.05.    DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD IN TRUST;
                                                 OTHER MISCELLANEOUS PROVISIONS.

         Subject to Section 7.06 hereof, all money and noncallable U.S. Government Obligations (including the proceeds thereof) deposited with the Holders' Agent pursuant to Section 7.04 hereof in respect of the outstanding Securities shall be held in trust and applied by the Holders' Agent, in accordance with the provisions of such Securities and this Loan Agreement, to the payment, either directly or through any Paying Agent (including the Company or a Guarantor, if any, acting as Paying Agent) as the Holders' Agent may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal and interest, but such money need not be segregated from other funds except to the extent required by law.

         The Company shall pay and indemnify the Holders' Agent against any tax, fee or other charge imposed on or assessed against the cash or noncallable Government Securities deposited pursuant to Section 7.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Securities.

         Anything in this Article 7 to the contrary notwithstanding, the Holders' Agent shall deliver or pay to the Company from time to time upon the request of the Company any money or noncallable Government Securities held by it as provided in Section 7.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Holders' Agent (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof which would then be required to be deposited to effect a Legal Defeasance or Covenant Defeasance.

SECTION 7.06.    TERMINATION OF COMPANY'S OBLIGATION.

         This Loan Agreement shall cease to be of further effect (except that the Company's and the Guarantors' obligations under Section 7.08 hereof, and the Company's, the Guarantors', the Holders' Agent and the Paying Agent's obligations under Section 7.07 hereof shall survive) when all outstanding Securities theretofore issued have been delivered (other than destroyed, lost or stolen Securities which have been replaced or paid) to the Company for cancellation and Company has paid all sums payable by the Company hereunder.

SECTION 7.07.    REPAYMENT TO THE COMPANY.

         Any money deposited with the Holders' Agent or any Paying Agent, or then held by the Company, in trust for the payment of the principal of or interest on any Security and remaining unclaimed for one year after such principal or interest has become due and payable shall be paid to the Company on its written request and (if then held by the Company) shall be discharged from such trust; and the Holder of such Security (or any other person designated by any applicable abandoned property law) shall thereafter, as a secured creditor, look only to the Company and/or the Collateral and/or the Subsidiary Guarantors for payment thereof, and all liability of the Holders' Agent or such

Paying Agent with respect to such trust money, and all liability of the Company as Holders' Agent thereof, shall thereupon cease; provided, however, that the Holders' Agent or such Paying Agent, before being required to make any such repayment, shall, at the expense of the Company, send to each Securityholder and cause to be published once, in The Atlanta Journal and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 7.08.    REINSTATEMENT.

         If the Holders' Agent or Paying Agent is unable to apply any U.S. Dollars or noncallable U.S. Government Obligations in accordance with Section
7.02 or 7.03 hereof, as the case may be, by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's and the Guarantors' obligations under this Loan Agreement and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 7.02 or 7.03 hereof until such time as the Holders' Agent or Paying Agent is permitted to apply all such money in accordance with Section
7.02 or 7.03, as the case may be; provided, however, that, if the Company makes any payment of principal or interest on any Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Holders' Agent or Paying Agent.

                                   ARTICLE 8
                                   AMENDMENTS

SECTION 8.01.    SUPPLEMENT OR WAIVER WITH CONSENT OF SECURITYHOLDERS.

         The terms of the Secured Notes may be amended or supplemented, and any post default or compliance with any provisions may be waived, with the consent of the holders of at least a majority in principal amount of the Securities then outstanding.

SECTION 8.02.    WITHOUT CONSENT OF SECURITYHOLDERS.

         Without the consent of each holder of an outstanding Securities, no amendment may (i) reduce the amount of Securities whose holders must consent to an amendment, (ii) reduce to rate of or extend the time for payment of interest on any Securities, (iii) reduce the principal of or extend the stated maturity of any Securities by more than one year, (iv) reduce to premium payable upon redemption of any Securities or change the time at which any Securities may or shall be redeemed, (v) make any Securities payable in money other than that stated in the Securities, or (vi) impair the right of any holder to institute suit for the enforcement of any payment on or with respect to any Securities,
(vii) increase the conversion price (provided that this shall not be deemed to apply to a waiver of an adjustment to the Conversion Price) or (viii) amend the provisions of this Section 8.02.

SECTION 8.03.    REVOCATION AND EFFECT OF CONSENTS.

         Until a supplemental agreement, amendment or wavier becomes effective, a consent to it by a Securityholder is a continuing consent by the Securityholder and every subsequent Securityholder or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Securityholder or subsequent Securityholder may revoke the consent as to its Security if the Company receives written notice of revocation before the date the waiver or amendment becomes effective. A supplemental agreement, amendment or waiver becomes effective in accordance with its terms and thereafter binds every Securityholder.

         The Company may fix a record date for determining which Securityholder(s) must consent to any supplemental agreement, amendment or waiver requested by the Company. If the Company fixes a record date, the record date shall be fixed at (i) the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Securityholders furnished to the Custodian prior to such solicitation pursuant to Section 2.05 hereof, or (ii) such other date as the Company shall designate.

SECTION 8.04.    NOTATION ON OR EXCHANGE OF SECURITIES.

         The Company may place an appropriate notation about a supplemental agreement, amendment or wavier on any Security thereafter issued. The Company may issue new Securities that reflect the supplemental agreement, amendment or wavier. The Company shall notify the Securityholders of the terms of any such supplemental agreement, amendment or waiver.

         Failure to make the appropriate notation or issue a new Security shall not affect the validity and effect of any such supplemental agreement, amendment or wavier.

                                   ARTICLE 9
                               SECURITY AGREEMENT

SECTION 9.01.    SECURITY AGREEMENT

         In order to secure the Company's performance under the terms and conditions of the Loan Documents, the Company and all Subsidiary Guarantors shall each execute a Security Agreement in substantially the same form as that Security Agreement attached hereto as Exhibit "C".

                                   ARTICLE 10
                                   CONVERSION

10.01 CONVERSION RIGHTS OF HOLDER. The Holder shall have conversion rights as follows:

                 (1) The Securities shall be convertible, in whole or in part, at the option of the Holder, at any time on or before June 30, 2001, into shares of Common Stock at the conversion price per share (such price, as adjusted pursuant to this section, the "Conversion Price") equal to $2.50, subject to adjustment as described below. If the Securities are redeemed prior to June 30, 2001, the conversion rights with respect to the portion of securities redeemed shall terminate on the close of the business day on the date fixed for such redemption; provided, however, such conversion rights shall not terminate if there is a default by Company in the payment of the applicable redemption price including any accrued and unpaid interest on the date fixed for such redemption.

                 (2) In the event the Holder elects to convert, conversion of the Securities shall be effected by written notice advising the Company of the desire to convert the securities and enclosing the Securities to be converted, which notice shall specify the principal amount to be converted, the address to which the certificate representing the Common Stock issuable upon conversion, and a new Security or Securities in the principal amount equal to the unconverted portion of such Securities, if any, shall be delivered and shall include reasonable instructions for delivery thereof. Not later than five (5) days following such conversion, the Company shall deliver such certificate representing the Common Stock in accordance with such instructions accompanied by the new Security or Securities, if any. Interest accrued through the date of conversion of a Security shall be paid to the Person in whose name such Security is registered at the close of business on the date of conversion.

                          (3) A Holder may convert a portion of the outstanding principal balance only in integral multiples of $1,000, unless the conversion is for the full outstanding principal balance of the Note.

SECTION 10.02. CONVERSION RIGHTS OF COMPANY. The Company shall have conversion rights as follows:

                 (1) The Securities shall be convertible, in whole and not in part, at the option of the Company, at any time on or before June 30, 2001 if, for a period of thirty (30) consecutive trading days ending not more than ten (10) days prior to the date the Company delivers notice to Holder, the Average Market Price of the Common Stock is at least two hundred percent (200%) of the Common Stock Conversion Price. Notwithstanding anything to the contrary contained in this Section 10.02(1), the Company shall have such conversion option only if at the time of the exercise of such conversion option, the Company has an effective and current Resale Registration Statement.

                 (2) In the event the Company elects to convert the Securities, conversion of the Securities shall be effected by written notice advising Holder of the Company's election to convert the Securities in full, that the Holder shall deliver the Securities to the Company for conversion and shall include reasonable instructions for delivery thereof. No later than five (5) days following such conversion, the Company shall deliver such certificate representing the Common Stock in accordance with such instructions.

SECTION 10.03.   FRACTIONAL SHARES.

         The Company will not issue a fractional share of Common Stock upon conversion of a Security. Instead the Company will deliver its check for the current market value of the fractional share. The current market value of a fraction of a share is determined by multiplying the current market price of a full share of Common Stock by the fraction, rounded to the nearest cent.

         The current market price of a share of Common Stock is the last sale price of the Common Stock as reported on the National Association of Securities Dealers Automated Quotations System ("NASDAQ") on the last trading day prior to the conversion date. In the absence of such a quotation, the Company shall determine the current market price of the basis of such quotations as it considers appropriate.

SECTION 10.04.   TAXES ON CONVERSION.

         If a Holder of a Security converts it, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of Common Stock upon the conversion. However, the Holder shall pay any such tax which is due because the shares are issued in a name other than the Holder's name.

SECTION 10.05. RESERVATION OF SHARES. The Company shall at all times reserve and keep available out of its authorized Common Stock the full number of shares of Common Stock deliverable in the event of conversion solely for the purpose of effecting the conversion of the Securities.

SECTION 10.06. ADJUSTMENT FOR CERTAIN EVENTS. The number and kind of securities purchasable upon the conversion of the Securities shall be subject to adjustment from time to time upon the happening of certain events as follows:

                 (1) In case the Company shall (A) declare a dividend or make a distribution on the outstanding shares of its Common Stock that is payable in shares of its Common stock, (B) subdivide, split or reclassify the outstanding shares of its Common Stock into a greater number of shares, or (C) combine or reclassify the outstanding shares of its Common Stock into a smaller number of shares, the Conversion Price in effect immediately after the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be adjusted so that it shall equal the price determined by multiplying the Conversion Price in effect immediately prior thereto by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding immediately before such dividend, distribution, split, subdivision, combination or reclassification and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such dividend, distribution, split, subdivision, combination or reclassification. Any shares of Common Stock issuable in payment of a dividend shall be deemed to have been issued immediately prior to the record date for such dividends for purposes of calculating the number of outstanding shares of common stock of the Company under this

         Section 10.06(1). Such adjustment shall be made successively upon the occurrence of each event specified above.

                 (2) In case the Company fixes a record date for the issuance to holders of its Common Stock of rights, options, warrants or convertible or exchangeable securities generally entitling such holders to subscribe for or purchase shares of Common Stock at a price per share less than the then effective Conversion Price per share of Common Stock on such record date, the Conversion Price shall be adjusted immediately thereafter so that it shall equal the price determined by multiplying the Conversion Price in effect immediately prior thereto by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on such record date plus the number of share of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered would purchase at the then effective Conversion Price per share, and of which the denominator shall be the number of shares of common stock outstanding on such record date plus the number of additional shares of Common Stock offered for subscription or purchase. Such adjustment shall be made successively on each date whenever a record date is fixed. To the extent that any such rights, options, warrants or convertible or exchangeable securities are not so issued or expire unexercised, the Conversion Price then in effect shall be readjusted to the Conversion Price which would then be in effect if such unissued or unexercised rights, options, warrants or convertible or exchangeable securities had not been issuable.

                 (3) In case the Company fixes a record date for the making of a distribution to all holders of shares of its Common Stock (A) of shares of any class of capital stock other than its common stock or (B) of evidences of its indebtedness or (C) of assets (excluding cash dividends or distributions (other than extraordinary cash dividends or distributions), and dividends or distributions referred to in Section
         10.06 (2) hereof) or (D) of rights, options, warrant or convertible or exchangeable securities (excluding those rights, options, warrants or convertible or exchangeable securities referred to in Section 10.06(2) hereof), then in each such case the Conversion Price in effect immediately thereafter shall be determined by multiplying the Conversion Price in effect immediately prior thereto by a fraction, of which the numerator shall be the total number of shares of Common Stock outstanding on such record date multiplied by the Current Market Price (as such term is defined in Section 10.08 hereof) per share on such record date, less the aggregate fair market value as determined in good faith by the Board of Directors of the Company of said shares or evidences of indebtedness or assets or rights, options, warrants or convertible or exchangeable securities so distributed, and of which the denominator shall be the total number of shares of Common Stock outstanding on such record date multiplied by such Current Market Price per share. Such adjustment shall be made successively each time such a record date is fixed. In the event that such distribution is not so made, the Conversion Price then in effect shall be readjusted to the Conversion Price which would then be in effect if such record date had not been fixed.

SECTION 10.07.   ADJUSTMENT FOR CERTAIN ISSUANCES OF COMMON STOCK.

         (a) The conversion price of the Securities shall be adjusted to a price equal to the weighted average of the price or prices of any shares of Common Stock issued by the Company (the "Weighted Average Price"), other than "Excluded Securities" (as defined below), on a cumulative basis, sold by the Company on or after the date hereof; provided that there shall be no adjustment for any Common Stock issued on or after April 16, 1998. The Weighted Average Price shall be computed by dividing (A) the sum of the product of (i) the sales price of each such issuance of Common Stock and (ii) the number of shares of Common Stock in each such issuance by (b) the aggregate number of shares of such Common Stock issued; provided however that no price adjustment which increases the conversion price from the conversion price in effect immediately prior to such adjustment shall be effective as to any holder until 20 days after written notice thereof has been furnished to the holder. The provisions of this subsection shall not apply retroactively to any Security which has been converted prior to the date of the adjustment.

         (b) In no event shall the provisions of this Agreement cause the conversion price of any of the Securities to be increased above the initial Common Stock Conversion Price, as adjusted pursuant to Section 10.06.

         (c) In the event that on or after the date hereof the Company issues any securities convertible into or exercisable for Common Stock (the "Additional Securities"), the shares of Common Stock underlying the Additional Securities shall be deemed to have been sold by the Company at the respective conversion or exercise prices thereof; provided that if the conversion or exercise price of the underlying Common Stock is not then determinable or is based on future events, such shares of Common Stock shall not be deemed to be issued until the price is determinable or such event has occurred and the conversion or exercise price shall be subject to adjustment pursuant to subsection (a) above as a result of any such issuance occurring prior to April 16, 1998 at the time of such determination or the occurrence of such event even if the price is determined or such event occurs after such date.

         (d) No adjustment shall be made hereunder until an aggregate of 34,000 shares of Common Stock (other than Excluded Securities) shall have been issued by the Company after the date hereof.

         (e) The following issuances of Common Stock ("Excluded Securities") shall be excluded from the adjustments set forth in this Section 10.07:

                 (i) shares of capital stock issued pursuant to a stock dividend or a stock split or other subdivision or recombination of shares;

                 (ii) Common Stock issued upon exercise of any warrants, options or other securities outstanding at the date hereof;

                 (iii) securities issued by the Corporation in an underwritten public offering at not less than 87.5% of the then effective Conversion Price;

                 (iv) securities issued pursuant to the direct or indirect bona fide acquisition by the Corporation of any Person, whether by merger, purchase of stock, purchase of assets or otherwise;

                 (v) securities issued upon exercise, conversion or exchange of capital stock, rights, options or subscription calls, warrants or other securities;

                 (vi) Common Stock or options to purchase Common Stock issued to officers, directors or employees of or consultants to the Corporation pursuant to any compensation agreement, plan or arrangement or the issuance of Common Stock upon the exercise of any such options; and

                 (vii) securities issued in connection with bona fide loans or warehouse facilities with banks, trust companies or other financial institutions regularly engaged in the business of making commercial loans.

SECTION 10.08    CURRENT MARKET PRICE. For the purpose of any computation under
Section 10.06 hereof, the "Current Market Price" per share at any date (the "Computation Date") shall be deemed to be the average of the reported daily closing bid prices of the common stock on the principal market on which such securities are then traded for twenty (20) consecutive trading days ending the trading day before such date; provided, however, that in the event that during such twenty-day period there shall occur one or more days on which there is no daily closing bid price of the common stock reported on the principal market on which such securities are then traded, then the "Current Market Price" per share at any such Computation Date shall equal the book value per share of such common stock as of the last day of the most recent fiscal quarter of the Company, computed in accordance with GAAP; provided, further, however, upon the occurrence, prior to the Computation Date, of any event described in Section
10.06 which shall have become effective with respect to market transactions at any time (the "Market-Effect Date") on or after the beginning of such 20-day period, the Closing Price for each trading day preceding the Market-Effect Date shall be adjusted, for purposes of calculating such average, by multiplying such Closing Price by a fraction the numerator of which is the Conversion Price as in effect immediately after the Market-Effect Date and the denominator of which is the Conversion Price immediately prior to the Market-Effect Date, it being understood that the purpose of this proviso is to ensure that the effect of such event on the market price of the common stock shall, as nearly as possible, be eliminated in order that the distortion in the calculation of the Current Market Price may be minimized.

SECTION 10.09    CALCULATION.

                 (1) All monetary calculations under this Section 10 shall be made to the nearest cent.

                 (2) Upon each adjustment of the Conversion Price pursuant to Section 10.06 and 10.07, each of the Securities shall thereupon evidence the right to be converted into that number of shares of Common Stock (calculated to the nearest one-hundred thousandth of a share) obtained by multiplying the number of shares of Common Stock issuable upon conversion of such Security immediately prior to such adjustment by the Conversion Price in effect immediately prior to such adjustment and dividing the product so obtained by the Conversion Price in effect immediately after such adjustment.

SECTION 10.10 INDEPENDENT ACCOUNTANT'S REVIEW. The Company shall select a firm of independent public accountants, which may be the Company's independent auditors, and which selection may be changed from time to time, to verify the computations made in accordance with this Section 10. The certificate, report or other written statement of any such firm shall be conclusive evidence of the correctness of any computation made under this Section 10. Promptly upon its receipt of such certificate, report or statement from such firm of independent public accountants, the Company shall deliver a copy thereof to the Holders of each of the Securities.

SECTION 10.11 CERTIFICATE AS TO ADJUSTMENT. Whenever the Conversion Price shall be adjusted as required by the provisions of this Section 10.11, the Company shall forthwith file in the custody of its Secretary or an Assistant Secretary at its principal office and with its stock transfer agent, if any, an officer's certificate showing the adjusted Conversion Price determined as herein provided, setting forth in reasonable detail the facts requiring such adjustment, including a statement of the number of additional shares of Common Stock, if any, and such other fact as shall be necessary to show the reason for and the manner of computing such adjustment. Each such officer's certificate shall be made available at all reasonable times for inspection by any such Holder or representative thereof and the Company shall, forthwith after each such adjustment, mail a copy by certified mail of such certificate to each such Holder.

                                   ARTICLE 11
                             SUBSIDIARY GUARANTEES

SECTION 11.01.   SUBSIDIARY GUARANTEE.

         Each of the Guarantors hereby, jointly and severally, absolutely, unconditionally and fully guarantees to each Holder of a Security all Obligations of the Company under the Securities and under this Loan Agreement and, that: (a) the principal of and interest on the Securities will be promptly paid in full when due, whether at maturity, by acceleration, redemption, conversion or otherwise, and interest on the overdue principal of and interest on the Securities, if any, and all other obligations of the Company to the Securityholders under the Securities and under this Loan Agreement will be promptly paid in full or performed, all in accordance with the terms of the Securities and this Loan Agreement; and (b) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately. The Guarantors hereby agree that their obligations hereunder shall be absolute and unconditional, and joint and several irrespective of the validity, regularity or enforceability of the Securities or this Loan Agreement, the absence of any action to enforce the same, any waiver, consent, modification or indulgence granted by any Securityholder with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance that might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Subsidiary Guarantee will not be discharged except by complete performance of the obligations contained in the Securities and this Loan Agreement and the payment in full of the principal thereof and all accrued interest thereon. If any Securityholder is required by any court or otherwise to return to the Company or the Guarantors, or any Custodian, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to such Securityholder, this Subsidiary Guarantee, to the extent therefore discharged, shall be reinstated in full force and effect. Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Securityholders in respect of any Obligations guaranteed hereby until payment in full of obligations guaranteed hereby, including, without limitation, the principal of and interest on all of the Securities. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Securityholders on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such Obligations as provided in Article 6 hereof, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Subsidiary Guarantee.

SECTION 11.02.   EXECUTION AND DELIVERY OF SUBSIDIARY GUARANTEE.

         To evidence its Subsidiary Guarantee set forth in Section 11.01 hereof, each Guarantor as of the date of this Loan Agreement hereby agrees that a notation of such Subsidiary Guarantee substantially in the form of Exhibit B to this Loan Agreement shall be endorsed by two Officers of such Guarantor on each Security and that this Loan Agreement shall be executed on behalf of such Guarantor by its President or one of its Vice Presidents.

         The delivery of any Security shall constitute due delivery of the Subsidiary Guarantee set forth in this Loan Agreement on behalf of each of the Guarantors. Each Guarantor hereby agrees that its Subsidiary Guarantee set forth in Section 11.01 hereof shall remain in full force and effect notwithstanding any failure to endorse on each Security a notation of such Subsidiary Guarantee.

         If an Officer whose signature is on this Loan Agreement or on a Subsidiary Guarantee no longer holds that office on which the Subsidiary Guarantee is endorsed, the Subsidiary Guarantee shall be valid nevertheless.

SECTION 11.03.   GUARANTORS MAY CONSOLIDATE, ETC., ON CERTAIN TERMS.

         Except as set forth in Articles 4 and 5 hereof, nothing contained in this Loan Agreement or in any of the Securities shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety, to the Company or another Guarantor.

         Except as set forth in Articles 4 and 5 hereof, nothing contained in this Loan Agreement or in any of the Securities shall prevent any consolidation or merger of a Guarantor with or into a corporation or corporations other than the Company (whether or not affiliated with the Guarantor), or successive consolidations or mergers in which a Guarantor or its successor or successors shall be a party or parties, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety, to a corporation other than the Company (whether or not affiliated with the Guarantor) authorized to acquire and operate the same; provided, that each Guarantor hereby covenants and agrees that, upon any such consolidation, merger, sale or conveyance, the Subsidiary Guarantee endorsed on the Securities, and the due and punctual performance and observance of all of the covenants and conditions of this Loan Agreement to be performed by such Guarantor, shall be expressly assumed (in the event that the Guarantor is not the surviving corporation in the merger), by supplemental agreement together with an Opinion of Counsel stating that the transaction and the supplemental agreement comply with this Agreement, executed and delivered to the holders of the Securities by the corporation formed by such consolidation, or into which the Guarantor shall have been merged, or by the corporation which shall have acquired such property. In case of any such consolidation, merge, sale or conveyance and upon such assumption by the successor corporation, by supplemental agreement, executed and delivered to the Securityholder, of the Subsidiary Guarantee endorsed upon the Securities and the due and punctual performance of all of the covenants and conditions of this Loan Agreement to be performed by the Guarantor, such successor corporation shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Notwithstanding the foregoing, a Subsidiary Guarantor may be released from its Subsidiary Guarantee and its related obligations under this Agreement if 80% or more of the capital stock of such Guarantor is sold to another Person or if such Guarantor consolidates with, merges into or sells all or substantially all of its assets to, another Person, in accordance with the requirements of this Agreement, provided that substantially all of the assets received by the Company in any such transaction shall be subject to the security interest granted to the holders of the Securities pursuant to the Security Documents.

SECTION 11.04.   LIMITATION OF GUARANTOR'S LIABILITY.

         Each Guarantor hereby confirms that it is its intention that its Subsidiary Guarantee is not and shall not constitute a fraudulent transfer or conveyance for purposes of any Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal or state law. To effectuate the foregoing intention, each of the Guarantors hereby irrevocably agrees that the Obligations under the Subsidiary Guarantee shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other (contingent or otherwise) liabilities of each of the Guarantors that are relevant under such laws, and after giving effect to any rights to contribution pursuant to any agreement providing for an equitable contribution among each of the Guarantors and other Affiliates of the Company of payments made by guarantees by such parties, result in the Obligations of each of the Guarantors in respect of such maximum amount not constituting a fraudulent transfer or conveyance.

SECTION 11.05.   ADDITIONAL SUBSIDIARY GUARANTEES.

         In the event any Subsidiary is required to become a Guarantor by the provisions of Section 4.11 of this Loan Agreement or in the event such Subsidiary's assets, liabilities, earnings or equity become more than "immaterial" or "inconsequential" to the Company and its Subsidiaries on a consolidated basis and the Company determines not to make such separate reporting of such Subsidiary activities as required by Commission interpretations under the Exchange Act and Regulation S-X, or if any Subsidiary is hereafter required to guarantee any Senior Debt or debt that ranks pari passu with the obligations of the Company and the Subsidiaries hereunder, then such Subsidiary shall guarantee payment of the Securities and the Obligations of the Company hereunder by executing a Subsidiary Guarantee having the same terms and conditions as those set forth in this Article 11. Such new Subsidiary Guarantee shall be evidenced by the Subsidiary executing and delivering to the Securityholders a supplemental agreement and Subsidiary Guarantee which subjects such Subsidiary to the provisions of this Loan Agreement, joint and severally, absolutely and unconditionally and fully as a Guarantor, and also delivers an opinion of counsel that such Subsidiary Guarantee is valid, binding and enforceable obligation of such Subsidiary, subject to such customary exceptions for bankruptcy and applicable principles.

                                   ARTICLE 12
                                 MISCELLANEOUS

SECTION 12.01.   NO RECOURSE AGAINST OTHERS.

         No director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any Obligations of the Company under the Securities or this Loan Agreement or for any claim based on, in respect of, or by reason of, such Obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities.

SECTION 12.02.    NOTICES.

         Any notice or communication by the Company or any Guarantor or the Custodian to the others is duly given if in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight courier guaranteeing next day delivery, to the others' addresses:

If to the Company or the Guarantors:

 Credit Depot Corporation

    Suite 700
    Wachovia Center
    Gainesville, Georgia 30501
    Telecopier No.: (404) 531-0228
    Attention: Gerald F. Sullivan, President and Chief Executive Officer

 If to any Subsidiary who becomes a Guarantor after the date hereof:

    To the address listed in the supplemental agreement executed by such Subsidiary.

 In each case, with a copy to:

    Bachner, Tally, Polevoy & Misher
    380 Madison Avenue
    New York, New York 10017-2590
    Telecopier No.: (212) 682-5729
    Attention: Steven A. Fishman, Esq.

If to the Custodian:

    John J. McManus & Associates, P.C.
    Suite N-320
    1117 Perimeter Center West
    Atlanta, Georgia 30338
    Telecopier No.: (770) 671-8947
    Attention: John J. McManus, Esq.

If to the Holders' Agent:

    JMR Funding, Inc.
    2455 East Sunrise Boulevard
    Suite 700
    Fort Lauderdale, Florida 33304
    Telecopier No.: (954) 561-3223
    Attention: Managing Director

         The Company, any Guarantor, the Custodian or the Holders' Agent, by notice to the others may designate additional or different addresses for subsequent notices or communications.

         All notices and communications (other than those sent to Securityholders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when creceipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight courier guaranteeing next day delivery.

         Any notice or communication to a Securityholder shall be deemed to have been given when mailed by first class mail, postage prepaid, to its address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders.

         If a notice or communication is given in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

         If the Company or any Guarantor mails a notice or communication to Securityholders, it shall mail a copy to the Custodian and each Agent at the same time.

SECTION 12.03.   COMMUNICATION BY SECURITYHOLDERS WITH OTHER SECURITYHOLDERS.

         Securityholders may communicate with other Securityholders with respect to their rights under this Loan Agreement or the Securities, the Company, the Guarantors, the Custodian, the Registrar and anyone else they deem appropriate. The Company shall maintain a list of the names and addresses of the record holders of the Securities. Such list shall be updated as of the last business day of each calendar quarter and shall be forwarded to each Securityholder within 30 days thereafter.

SECTION 12.04.   CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT

         Upon any request or application by the Company or any Guarantor to the Custodian to take any action under this Loan Agreement, the Company or such Guarantor, as the case may be, shall furnish to the Custodian:

         (1) an Officer's Certificate which shall include the statements set forth in Section 14.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Loan Agreement relating to the proposed action have been satisfied; and

         (2) an Opinion of Counsel (which shall include the statements set forth in Section 13.05 hereof) stating that, in the opinion of such counsel, said action is legal and all such conditions precedent and covenants have been satisfied.

SECTION 12.05.   STATEMENTS REQUITED IN CERTIFICATE OR OPINION.

         Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Loan Agreement shall include:

         (1) a statement that the person making such certificate or opinion has read such covenant or condition;

         (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

         (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

         (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been satisfied.

SECTION 12.06.   RULES BY AGENTS.

         The Custodian Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 12.07.   LEGAL HOLIDAYS.

         A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions in the City of Atlanta, Georgia, or at a place of payment are authorized or obligated by law, regulation or executive order to remain closed or the Federal Reserve System is not operational. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

SECTION 12.08.   MULTIPLE ORIGINALS.

         The parties may sign any number of copies of this Loan Agreement. One signed copy is enough to prove this Loan Agreement. Each signed copy shall be an original, but all of them together shall represent the same agreement.

SECTION 12.09.   GOVERNING LAW.

         The laws of the State of Georgia shall govern and be used to construe this Loan Agreement, the Guarantees the Custodial Agreement, the Security Agreement, and the Securities.

SECTION 12.10.    NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

         This Loan Agreement may not be used to interpret another agent, loan or debt agreement of the Company or its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Loan Agreement.

SECTION 12.11.   SUCCESSORS.

         All agreements of the Company and the Guarantors in this Loan Agreement and the Securities shall bind their respective successors. All agreements of the Custodian in this Loan Agreement shall bind its successor.

SECTION 12.12.   SEVERABILITY.

         In case any provision in this Loan Agreement or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 12.13.   TABLE OF CONTENTS, HEADINGS, ETC.

         The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Loan Agreement have been inserted for convenience of reference only, are not to be considered a part of this Loan Agreement and shall in no way modify or restrict any of the terms or provisions hereof.

SIGNATURES:

Dated as of June 12, 1996                CREDIT DEPOT CORPORATION

ATTEST                                   By:
                                              _____________________________
By: ________________________________     Name:     Gerald F. Sullivan, Sr.
         Assistant Secretary             Title:  President and Chief
                                                   Executive Officer

(CORPORATE SEAL)

Dated as of June 12, 1996                CREDIT DEPOT CORPORATION OF OHIO,
                                              as Guarantor

ATTEST                                   By:
                                              _____________________________
By: ________________________________     Name:     Gerald F. Sullivan, Sr.
         Assistant Secretary             Title:  President and Chief Executive
                                                   Officer

(CORPORATE SEAL)

Dated as of June 12, 1996                CREDIT DEPOT CORPORATION OF SOUTH
                                              CAROLINA, as Guarantor

ATTEST                                   By:
                                              _____________________________
By: ________________________________     Name:     Gerald F. Sullivan, Sr.
         Assistant Secretary             Title:  President and Chief Executive
                                                    Officer

(CORPORATE SEAL)

Dated as of June 12, 1996                CREDIT DEPOT CORPORATION OF NORTH
                                              CAROLINA, as Guarantor

ATTEST                                   By:
                                              _____________________________
By: ________________________________     Name:     Gerald F. Sullivan, Sr.
         Assistant Secretary             Title:  President and Chief Executive
                                                   Officer

(CORPORATE SEAL)


Dated as of June 12, 1996                CREDIT DEPOT CORPORATION OF FLORIDA,
                                              as Guarantor

ATTEST                                   By:
                                              _____________________________
By: ________________________________     Name:     Gerald F. Sullivan, Sr.
         Assistant Secretary             Title:  President and Chief Executive
                                                   Officer

(CORPORATE SEAL)


Dated as of June 12, 1996                CREDIT DEPOT CORPORATION OF INDIANA,
                                              as Guarantor

ATTEST                                   By:
                                              _____________________________
By: ________________________________     Name:     Gerald F. Sullivan, Sr.
         Assistant Secretary             Title:  President and Chief Executive
                                                    Officer

(CORPORATE SEAL)

Dated as of June 12, 1996                CREDIT DEPOT CORPORATION OF TENNESSEE,
                                              as Guarantor

ATTEST                                   By:
                                              _____________________________
By: ________________________________     Name:    Gerald F. Sullivan, Sr.
         Assistant Secretary             Title:  President and Chief Executive
                                                   Officer


Dated as of June 12, 1996                CREDIT DEPOT CORPORATION OF GEORGIA,
                                              as Guarantor

ATTEST                                   By:
                                              _____________________________
By: ________________________________     Name:     Gerald F. Sullivan, Sr.
         Assistant Secretary             Title:  President and Chief Executive
                                                   Officer

(CORPORATE SEAL)



Dated as of June 12, 1996                JOHN J. MCMANUS & ASSOCIATE, P.C.
                                             A GEORGIA PROFESSIONAL CORPORATION,
as                                           Custodian

ATTEST                                   By:
                                              _____________________________
By: _________________________________    Name:    John J. McManus
                                         Title:     President

(CORPORATE SEAL)

                                                                  EXECUTION COPY
________________________________________________________________________



                           CREDIT DEPOT CORPORATION,


                                   AS ISSUER,


                  CREDIT DEPOT CORPORATION OF NORTH CAROLINA,
                       CREDIT DEPOT CORPORATION OF OHIO,
                  CREDIT DEPOT CORPORATION OF SOUTH CAROLINA,
                     CREDIT DEPOT CORPORATION OF TENNESSEE,
                      CREDIT DEPOT CORPORATION OF FLORIDA,
                      CREDIT DEPOT CORPORATION OF INDIANA
                      CREDIT DEPOT CORPORATION OF GEORGIA

                                 AS GUARANTORS

                                      AND

                       JOHN J. MCMANUS & ASSOCIATES, P.C.
                       A GEORGIA PROFESSIONAL CORPORATION

                                  AS CUSTODIAN

                                   $9,000,000

                     10% SECURED CONVERTIBLE NOTES DUE 2001

                   __________________________________________

                                 LOAN AGREEMENT

                           DATED AS OF JUNE 12, 1996

                            ________________________




________________________________________________________________________

                               Table of Contents

                                                                                                                     Page
                                                                                                                     ----
ARTICLE 1
DEFINITIONS AND INCORPORATION BY REFERENCE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -1-
                 SECTION 1.01     DEFINITIONS.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -1-
                 SECTION 1.02.    OTHER DEFINITIONS.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -9-
                 SECTION 1.03     RULES OF CONSTRUCTION.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -9-

ARTICLE 2
THE SECURITIES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -9-
                 SECTION 2.01     FORM AND DATING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -9-
                 SECTION 2.02.    EXECUTION AND AUTHENTICATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . -10-
                 SECTION 2.03.    REGISTRAR, PAYING AGENT AND CONVERSION AGENT. . . . . . . . . . . . . . . . . . . . -10-
                 SECTION 2.04.    PAYING AGENT TO HOLD MONEY IN TRUST.  . . . . . . . . . . . . . . . . . . . . . . . -10-
                 SECTION 2.05.    SECURITYHOLDER LISTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -11-
                 SECTION 2.06.    TRANSFER AND EXCHANGE.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -11-
                 SECTION 2.07.    REPLACEMENT SECURITIES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -12-
                 SECTION 2.08.    OUTSTANDING SECURITIES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -12-
                 SECTION 2.09.    TREASURY SECURITIES.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -12-
                 SECTION 2.10.    TEMPORARY SECURITIES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -12-
                 SECTION 2.11.    CANCELLATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -13-
                 SECTION 2.12.    DEFAULTED INTEREST. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -13-

ARTICLE 3
REDEMPTION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -13-
                 SECTION 3.01.    SELECTION OF SECURITIES TO BE REDEEMED. . . . . . . . . . . . . . . . . . . . . . . -13-
                 SECTION 3.02.    OPTIONAL REDEMPTION.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -13-
                 SECTION 3.03.    MANDATORY REDEMPTION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -14-
                 SECTION 3.04.    CONVERSION ARRANGEMENTS OR CALL FOR REDEMPTION  . . . . . . . . . . . . . . . . . . -14-
                 SECTION 3.05.    NOTICE OF REDEMPTION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -15-

ARTICLE 4
COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -16-
                 SECTION 4.01.    PAYMENT OF SECURITIES.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -16-
                 SECTION 4.02.    MAINTENANCE OF OFFICE OR AGENCY.  . . . . . . . . . . . . . . . . . . . . . . . . . -16-
                 SECTION 4.03.    REPORTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -16-
                 SECTION 4.04.    STAY, EXTENSION AND USURY LAWS. . . . . . . . . . . . . . . . . . . . . . . . . . . -17-
                 SECTION 4.05.    LIMITATION ON RESTRICTED PAYMENTS.  . . . . . . . . . . . . . . . . . . . . . . . . -17-
                 SECTION 4.06.    LIMITATION ON DIVIDEND RESTRICTIONS AFFECTING . . . . . . . . . . . . . . . . . . . -18-





                                      (i)

                                                                                                                     Page
                                                                                                                     ----
                 SECTION 4.07.    LIMITATION ON LIENS.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -18-
                 SECTION 4.08.    CORPORATE EXISTENCE.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -20-
                 SECTION 4.09     VALUE OF CERTAIN ASSETS.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -20-
                 SECTION 4.10.    LINE OF BUSINESS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -21-
                 SECTION 4.11.    ADDITIONAL SUBSIDIARY INVESTMENTS AND GUARANTEES. . . . . . . . . . . . . . . . .  -21-
                 SECTION 4.12.    TRANSACTIONS WITH AFFILIATES  . . . . . . . . . . . . . . . . . . . . . . . . . .  -21-
                 SECTION 4.13.    ASSET SALES.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -21-
                 SECTION 4.14     COMPLIANCE CERTIFICATE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -22-
                 SECTION 4.15     RESALE REGISTRATION STATEMENT . . . . . . . . . . . . . . . . . . . . . . . . . .  -23-
                 SECTION 4.16     RESALE REGISTRATION STATEMENT.  . . . . . . . . . . . . . . . . . . . . . . . . .  -23-

 ARTICLE 5
 SUCCESSORS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -23-
                 SECTION 5.01.    MERGER, CONSOLIDATION OR SALE OF ASSETS.  . . . . . . . . . . . . . . . . . . . .  -23-
                 SECTION 5.02.    SUCCESSOR CORPORATION SUBSTITUTED.  . . . . . . . . . . . . . . . . . . . . . . .  -24-

ARTICLE 6
DEFAULTS AND REMEDIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -24-
                 SECTION 6.01.    EVENTS OF DEFAULT.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -24-
                 SECTION 6.02.    ACCELERATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -26-
                 SECTION 6.03.    OTHER REMEDIES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -26-
                 SECTION 6.04.    WAIVER OF PAST DEFAULTS.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -26-
                 SECTION 6.05.    CONTROL BY MAJORITY.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -26-
                 SECTION 6.06.    RIGHTS OF SECURITYHOLDERS TO RECEIVE PAYMENT. . . . . . . . . . . . . . . . . . .  -27-
                 SECTION 6.07.    UNDERTAKING FOR COSTS.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -27-

ARTICLE 7
LEGAL DEFEASANCE AND COVENANT DEFEASANCE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -27-
                 SECTION 7.01.    OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE. . . . . . . . . . . . .  -27-
                 SECTION 7.02.    LEGAL DEFEASANCE AND DISCHARGE.   . . . . . . . . . . . . . . . . . . . . . . . .  -27-
                 SECTION 7.03.    COVENANT DEFEASANCE.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -28-
                 SECTION 7.04.    CONDITIONS TO LEGAL OR COVENANT DEFEASANCE. . . . . . . . . . . . . . . . . . . .  -28-
                 SECTION 7.05.    DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD IN TRUST; OTHER
                                   MISCELLANEOUS PROVISIONS.  . . . . . . . . . . . . . . . . . . . . . . . . . . .  -30-





                                      (ii)

                                                                                                                     Page
                                                                                                                     ----
                 SECTION 7.06.    TERMINATION OF COMPANY'S OBLIGATION.  . . . . . . . . . . . . . . . . . . . . . .  -30-
                 SECTION 7.07.    REPAYMENT TO THE COMPANY.   . . . . . . . . . . . . . . . . . . . . . . . . . . .  -30-
                 SECTION 7.08.    REINSTATEMENT.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -31-

ARTICLE 8
AMENDMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -31-
                 SECTION 8.01.    SUPPLEMENT OR WAIVER WITH CONSENT OF SECURITYHOLDERS. . . . . . . . . . . . . . .  -31-
                 SECTION 8.02.    WITHOUT CONSENT OF SECURITYHOLDERS.   . . . . . . . . . . . . . . . . . . . . . .  -31-
                 SECTION 8.03.    REVOCATION AND EFFECT OF CONSENTS.  . . . . . . . . . . . . . . . . . . . . . . .  -32-
                 SECTION 8.04.    NOTATION ON OR EXCHANGE OF SECURITIES . . . . . . . . . . . . . . . . . . . . . .  -32-

ARTICLE 9
SECURITY AGREEMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -32-
                 SECTION 9.01.    SECURITY AGREEMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -32-

ARTICLE 10
CONVERSION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -32-
                 10.01            CONVERSION RIGHTS OF HOLDER   . . . . . . . . . . . . . . . . . . . . . . . . . .  -32-
                 SECTION 10.02.   CONVERSION RIGHTS OF COMPANY  . . . . . . . . . . . . . . . . . . . . . . . . . .  -33-
                 SECTION 10.03.   FRACTIONAL SHARES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -34-
                 SECTION 10.04.   TAXES ON CONVERSION.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -34-
                 SECTION 10.05.   RESERVATION OF SHARES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -34-
                 SECTION 10.06.   ADJUSTMENT FOR CERTAIN EVENTS . . . . . . . . . . . . . . . . . . . . . . . . . .  -34-
                 SECTION 10.07.   ADJUSTMENT FOR CERTAIN ISSUANCES OF COMMON STOCK. . . . . . . . . . . . . . . . .  -36-
                 SECTION 10.08    CURRENT MARKET PRICE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -37-
                 SECTION 10.09    CALCULATION.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -37-
                 SECTION 10.10    INDEPENDENT ACCOUNTANT'S REVIEW.  . . . . . . . . . . . . . . . . . . . . . . . .  -38-
                 SECTION 10.11    CERTIFICATE AS TO ADJUSTMENT.   . . . . . . . . . . . . . . . . . . . . . . . . .  -38-

ARTICLE 11
SUBSIDIARY GUARANTEES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -38-
                 SECTION 11.01.   SUBSIDIARY GUARANTEE.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -38-
                 SECTION 11.02.   EXECUTION AND DELIVERY OF SUBSIDIARY GUARANTEE. . . . . . . . . . . . . . . . . .  -39-
                 SECTION 11.03.   GUARANTORS MAY CONSOLIDATE, ETC., ON CERTAIN TERMS. . . . . . . . . . . . . . . .  -40-
                 SECTION 11.04.   LIMITATION OF GUARANTOR'S LIABILITY.  . . . . . . . . . . . . . . . . . . . . . .  -40-
                 SECTION 11.05.   ADDITIONAL SUBSIDIARY GUARANTEES.   . . . . . . . . . . . . . . . . . . . . . . .  -41-





                                     (iii)

                                                                                                                     Page
                                                                                                                     ----
ARTICLE 12
MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -41-
                 SECTION 12.01.   NO RECOURSE AGAINST OTHERS.   . . . . . . . . . . . . . . . . . . . . . . . . . .  -41-
                 SECTION 12.02.   NOTICES.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -41-
                 SECTION 12.03.   COMMUNICATION BY SECURITYHOLDERS WITH OTHER SECURITYHOLDERS.  . . . . . . . . . .  -43-
                 SECTION 12.04.   CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT  . . . . . . . . . . . . . . .  -43-
                 SECTION 12.05.   STATEMENTS REQUITED IN CERTIFICATE OR OPINION.  . . . . . . . . . . . . . . . . .  -43-
                 SECTION 12.06.   RULES BY AGENTS.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -44-
                 SECTION 12.07.   LEGAL HOLIDAYS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -44-
                 SECTION 12.08.   MULTIPLE ORIGINALS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -44-
                 SECTION 12.09.   GOVERNING LAW.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -44-
                 SECTION 12.10.    NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS. . . . . . . . . . . . . . . . . .  -44-
                 SECTION 12.11.   SUCCESSORS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -45-
                 SECTION 12.12.   SEVERABILITY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -45-
                 SECTION 12.13.   TABLE OF CONTENTS, HEADINGS, ETC. . . . . . . . . . . . . . . . . . . . . . . . .  -45-



EXHIBIT A                 Form of Security

EXHIBIT B                 Form of Notation on Senior Note Relating to Subsidiary Guarantee

EXHIBIT C                 Security Agreement

EXHIBIT D                 Form of Custodial Agreement
                                  Exhibit One - Initial Certification
                                  Exhibit Two - Monthly Certification
                                  Exhibit Three - Request for Release of Documents





                                      (iv)

                                   EXHIBIT A


(Face of Security)

10% Secured Convertible Notes due 2001

No._____                                                            $___________

CREDIT DEPOT CORPORATION promises to pay to _________________________________ or its registered assigns the principal sum of ____________________________________ United States Dollars on June 30, 2001
(the "Maturity Date").

Interest Payment Dates: June 30 and December 31, commencing December 31, 1996.

Record Dates: December 15 and June 15 (whether or not a Business Day).

Pursuant to terms hereinafter set forth and set forth in the Loan Agreement dated as of June 12, 1996 among Credit Depot Corporation, a Delaware corporation, Credit Depot Corporation of North Carolina, a Delaware corporation, Credit Depot Corporation of Ohio, a Delaware corporation, Credit Depot Corporation of South Carolina, a Delaware corporation, Credit Corporation of Tennessee, a Delaware corporation, Credit Depot Corporation of Florida, a Delaware corporation, Credit Depot Corporation of Indiana, a Delaware corporation, Credit Depot Corporation of Georgia, a Delaware corporation, each a guarantor of the Company's obligations hereunder, and John J. McManus & Associates, P.C., a Georgia professional corporation, as Custodian.


Dated: _______________, 1996

                                                   CREDIT DEPOT CORPORATION


                                                   BY:__________________________
                                                            (CORPORATE SEAL)


10% SECURED CONVERTIBLE NOTE DUE 2001

THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTIONS OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE NOTE AND COMMON STOCK WHICH MAY BE ISSUED UPON CONVERSION HEREOF (COLLECTIVELY THE "SECURITY") MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED OR DISPOSED OF ABSENT SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A ("RULE 144A") THEREUNDER.

THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE ISSUER THAT SUCH SECURITY MAY BE OFFERED, RESOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR DISPOSED OF, ONLY (1) (A) TO A PERSON WHO THE HOLDER REASONABLY BELIEVED IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (C) PURSUANT TO ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS) OR (D) TO THE COMPANY, AND (2) IN EACH CASE, IN ACCORDANCE WITH APPLICABLE BLUE SKY LAWS AND THE SECURITIES LAWS OF ANY OTHER APPLICABLE DOMESTIC OR FOREIGN JURISDICTION. THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT THAT THE SECURITY EVIDENCED HEREBY IS SUBJECT TO THE FOREGOING RESALE RESTRICTIONS.

THIS SECURITY MAY NOT BE TRANSFERRED TO AN EMPLOYEE BENEFIT PLAN, TRUST OR ACCOUNT THAT IS EITHER SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR DESCRIBED IN SECTION 4975 (E)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED ("CODE"), UNLESS SUCH TRANSFER SATISFIES THE REQUIREMENTS OF CERTAIN PROHIBITED TRANSACTION EXEMPTIONS.

Capitalized terms used herein have the meanings assigned to them in the Loan Agreement (as defined below) unless otherwise indicated.

         1. INTEREST. Credit Depot Corporation, a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at the rate and in the manner specified below. So long as the Company is not in default hereunder, the Company shall pay interest on the principal amount of this Note at the rate per annum of 10%. The Company will pay interest semiannually on June 30 and December 31 of each year, commencing December 31, 1996, or if any such day is not a Business Day on the next succeeding Business Day (each an "Interest Payment Date"). Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months. Interest shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of the original issuance of this Note. To the extent lawful, the Company shall pay interest on overdue principal at the rate of 18% per annum.

         2. METHOD OF PAYMENT. The Company will pay interest on the Notes (except defaulted interest) to the persons who are registered Holders of Notes at the close of business on each December 15 and June 15 next preceding the Interest Payment Date (each December 15 and June 15 being referred to herein as a "Record Date"). The outstanding principal and all accrued and unpaid interest shall be due and payable on June 30, 2001 (the "Maturity Date"). The Holder hereof must surrender this Note to a Paying Agent to collect the complete principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company, however, may pay principal and interest by check payable in such money. It may mail an interest check to a Holder's registered address. All payments shall first be applied to costs then to accrued and unpaid interest, then to principal.

         3. AGENTS AND REGISTRAR. Initially, the Company will act as Paying Agent, Registrar and Conversion Agent. The Company may change any Paying Agent, Registrar, Conversion Agent or co-registrar without prior notice to any Securityholder. However, the Company shall promptly notify all registered Holders in the event of such change. The Company, the Guarantors or any Subsidiary of the Company may act in any such capacity.

         4. LOAN AGREEMENT. The Company issued the Notes under a Loan Agreement, dated as of June 12, 1996 (the "Loan Agreement"), among the Company, the Guarantors and the Custodian. The terms of the Notes include those stated in the Loan Agreement. The terms of the Loan Agreement shall govern any inconsistencies between the Loan Agreement and the Notes.

         5. OPTIONAL REDEMPTION. The Notes are redeemable at the option of the Company for cash at any time or from time to time on or after January 1, 1998, in whole or in part on at least 30 days' but not more than 60 days' notice to each holder of the Notes to be redeemed. With respect to any such redemption, the Notes will be redeemable at the following redemption prices (expressed as percentages of the principal amount of the Notes) set forth below, plus accrued interest to the redemption date, if redeemed during the period beginning on January 1, 1998 as indicated below.

                          YEAR                         PERCENTAGE

                 01/01/1998 - 12/31/1998                    106%
                 01/01/1999 - 12/31/1999                    104%
                 01/01/2000 to 6/30/2001                    100%

         Notwithstanding the foregoing, the Notes may not be redeemed unless at the time of the exercise of such right of redemption, there is an effective and current Resale Registration Statement under the Securities Act applicable to the shares of the Company's $.001 par value common stock into which this Note is convertible.

                 If all accrued interest on the Notes has not been fully paid, the Notes may not be redeemed in part and the Company may not purchase or acquire any of the Notes other than pursuant to a purchase or exchange offer made on the same terms to all holders of the Notes. If fewer than all the outstanding Notes are to be redeemed, the Company will select those to be redeemed pro rata. On and after the redemption date, interest shall cease to accrue on Notes called for full redemption and such Notes shall be deemed to cease to be outstanding, provided that the redemption price (including any accrued and unpaid interest to the date fixed for redemption) is paid to the Holder of such Notes.

         6. NOTICE OF REDEMPTION. Notice of redemption shall be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at such Holder's registered address. Notes may be redeemed in part but only in integral multiples of $1,000 unless all of the Notes held by a Securityholder are to be redeemed. On and after the redemption date, interest ceases to accrue on Notes or portions of such Notes redeemed.

         7.      CONVERSION.      To convert a Security, a Holder must (1)
complete and sign the conversion notice on the back of the Security, (2) surrender the Security to the Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by the Registrar or Conversion Agent and (4) pay any transfer or similar tax, if required. Interest accrued through the date of conversion will be paid to the Person in whose name the Security is registered at the close of business on the date of such conversion. A Holder may convert a portion of a Security if the portion is $1,000 principal amount or an integral multiple thereof.

         If the Company is a party to a consolidation or merger or a transfer or lease of all or substantially all of its assets, the right to convert a Security into shares of common stock may be changed into a right to convert it into securities, cash or other assets of the Company or another Person.

         8. DENOMINATIONS, TRANSFERS, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Loan Agreement. The Registrar may require a Securityholder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Loan Agreement. The Registrar need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a Record Date and the corresponding Interest Payment Date.

         9. PERSONS DEEMED OWNERS. Prior to due presentment to the Company for registration of the transfer of this Note, the Company may deem and treat the person in whose name this Note is registered as its absolute owner for the purpose of receiving payment of principal and interest on this Note and for all other purpose whatsoever, whether or not this Note is overdue, and the

Company shall not be affected by notice to the contrary. The registered Securityholder shall be treated as its owner for all purposes.

         10. DEFAULTS AND REMEDIES. Events of Default include: default in payment of interest on any of the Notes; default in payment of principal on any of the Notes; failure by the Company to comply with any of its agreements or covenants in the Loan Agreement; certain final judgments which remain undischarged; certain events of bankruptcy or insolvency and the failure of any Subsidiary Guaranty if such event causes the remedies provided for in the Subsidiary Guarantees taken as a whole to be inadequate for the practical realization of the remedies intended to be afforded thereby. If an Event of Default occurs and is continuing the Holders of at least 50% in principal amount of then outstanding Notes may declare all the Notes to be due and payable immediately; provided, that in the case of an Event of Default arising from certain events of bankruptcy or insolvency relating to the Company, all outstanding Notes shall become due and payable immediately without further action or notice.

         11. REGISTRATION RIGHTS. The Company is required by the terms of the Purchase Agreement to register the shares of Common Stock into which the Notes are convertible.

         12. NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for the Obligations of the Company under the Notes or the Loan Agreement or for any claim based on, in respect of, or by reason of, such Obligations or their creation except as provided by law. Each Securityholder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

         13. GUARANTEE. The Guarantors, jointly and severally, have irrevocably and unconditionally guaranteed the payment of principal and interest (including interest on overdue principal, if lawful) on the Notes. A Guarantor shall be released from its Guarantor of the foregoing obligations upon the terms and subject to the conditions set forth in the Loan Agreement.

         14. AMENDMENTS AND WAIVERS. Subject to certain exceptions, the Loan Agreement or the Notes may be amended with the consent of the Holders of a majority in principal amount of the then outstanding Notes, and any existing default (except a payment default or a default with respect to a covenant that cannot be amended without consent of the holder of each outstanding Note) may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes. Without the consent of any Holder, the Loan Agreement or the Notes may be amended to cure an ambiguity, defect or inconsistency, or to make any change that does not adversely affect the rights of any Securityholder as set forth in Section 8.02. of the Loan Agreement.

         15. ABBREVIATIONS. Customary abbreviations may be used in the name of a Securityholder or an assignee, such as: TEN COM (=Tenants in common), TEN ENT (=Tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=Custodian), and U/G/M/A (=Uniform Gifts to Minors Act).

         The Company will furnish to any Securityholder upon written request and without charge a copy of the Loan Documents. Request may be made to:

                            Credit Depot Corporation
                          Wachovia Center - Suite 700
                           Gainesville, Georgia 30501
                         Telecopier No.: (404) 531-0228
                               Attn: John Thomas
                           Vice President - Treasurer

         16. Security Interest. This Note is secured pursuant to the Security Documents (as defined in the Loan Agreement).

         17. Severability. If any provision of this Note is declared or found by a court of competent jurisdiction to be unenforceable or null and void, such provision or portion thereof shall be deemed stricken and severed from this Note and the remaining provisions and portions thereof shall continue in full force and effect.

         18. Usury Savings Clause. In the event that it is determined that, under the laws relating to usury applicable to the Company or the indebtedness evidenced by this Note ("Applicable Usury Laws"), that the interest charges and fees payable by the Company in connection herewith or in connection with any other Loan Document cause the effective interest rate applicable to the indebtedness evidenced hereby to exceed the maximum rate allowed by applicable law (the "Maximum Rate"), then such interest shall be recalculated for the period in question and any excess over the Maximum Rate paid with respect to such period shall be credited, without further agreement or notice, to the principal amount outstanding hereunder to reduce said balance by such amount with the same force and effect as though the Company had specifically designated such extra sums to be so applied to principal and the Holder had agreed to accept such extra payment(s) as a premium-free prepayment. All such deemed prepayments shall be applied to the principal balance payable at maturity. In no event shall any agreed-to or actual exaction as consideration for this Note exceed the limits imposed or provided by Applicable Usury Laws in the jurisdiction in which the Company is resident for the use or detention of money or for forbearance in seeking its collection in the jurisdiction in which the Company is resident or in which any collateral security for this Note is located. In the event of a conflict between this provision and any other provision of any other Loan Document, this provision shall control.

         19. Waiver of Jury Trial. EACH OF HOLDER AND THE COMPANY HEREBY KNOWINGLY, IRREVOCABLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM BASED ON THIS NOTE, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE OR ANY OF THE LOAN DOCUMENTS, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO OR TO ANY LOAN

DOCUMENT. THIS PROVISION IS A MATERIAL INDUCEMENT FOR HOLDER'S AND THE COMPANY'S ENTERING INTO THE LOAN DOCUMENTS.

         20. Documentary Stamp Tax. All required documentary stamp taxes have been paid by the Company with respect to this Note.

                                ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to


________________________________________________________________________________
            (Print or type assignee's name, address and zip code)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
                 (Insert assignee's social sec. or tax ID no.)


and irrevocably appoint_________________________________________________________
agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.



Date: _______________________

                              Your Signature:
                                             ______________________________
                                             (Sign exactly as your name appears
                                              on the face of this Note)


Signature Guarantee.*





__________________________________

     * Signature(s) must be guaranteed by an eligible guarantor institution which is a member of a recognized signature program, i.e., Securities Transfer Agents Medallion Program (STAMP), Stock Exchanges Medallion Program (SEMP) or New York Stock Exchange Medallion Signature Program
         (MSP).

                                CONVERSION FORM


         To convert this Note into shares of Common Stock of the Company, check this box: [ ]

         To convert only part of this Note, state the principal amount to be converted (which must be a minimum of $1,000.00 or any integral multiple thereof): $ ___________________

         If you want the common stock certificate, if any, made out in another person's name, fill in the form below:

           __________________________________________________________
             (Print or type assignee's name, address and zip code)

           __________________________________________________________

           __________________________________________________________

           __________________________________________________________

           __________________________________________________________


Date: ______________________

                    Your Signature:_________________________________________
                                   (Sign exactly as your name appears on the face of this Note)


Signature Guarantee.**





__________________________________

     ** Signature(s) must be guaranteed by an eligible guarantor institution which is a member of a recognized signature program, i.e., Securities Transfer Agents Medallion Program (STAMP), Stock Exchanges Medallion Program (SEMP) or New York Stock Exchange Medallion Signature Program
         (MSP).

                                   EXHIBIT B

                            FORM OF NOTATION ON NOTE
                        RELATING TO SUBSIDIARY GUARANTEE

                              SUBSIDIARY GUARANTEE


         Each of Credit Depot Corporation of North Carolina, Credit Depot Corporation of Ohio, Credit Corporation of South Carolina, Credit Depot Corporation of Tennessee, Credit Depot Corporation of Florida and Credit Depot Corporation of Indiana (hereinafter collectively referred to as the "Guarantors," which term includes any successor or additional Guarantors under the Loan Agreement (the "Agreement") referred to in the Note upon which this notation is endorsed), jointly and severally, (i) has unconditionally guaranteed (a) the due and punctual payment of the principal of, premium, if any, with respect to and interest on the Notes, whether at maturity or an interest payment date, by acceleration, call for redemption or otherwise, (b) the due and punctual payment of interest on the overdue principal of the Notes,
(c) the due and punctual performance of all other obligations of the Company to the Securityholders, all in accordance with the terms set forth in the Loan Documents (as defined in the Agreement), and (d) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise and (ii) has agreed to pay any and all costs and expenses (including reasonable attorneys' fees) incurred by the Custodian or any Holder in enforcing any rights under this Subsidiary Guarantee; provided, that the maximum liability of a Guarantor pursuant to this Subsidiary Guarantee shall be limited by the following paragraph. Capitalized terms used herein have the meanings assigned to them in the Loan Agreement unless otherwise indicated.

         Each Guarantor and by its acceptance hereof each Holder hereby confirms that it is the intention of all such parties that the guarantee by such Guarantor pursuant to its Subsidiary Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal or state law. To effectuate the foregoing intention, the Holders and such Guarantor hereby irrevocably agree that the obligations of such Guarantor under the Subsidiary Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Subsidiary Guarantee, result in such Guarantor's obligations under the Subsidiary Guarantee not constituting such fraudulent transfer or conveyance.

         No stockholder, officer, director or incorporator, as such, past, present or future, of the Guarantors shall have any personal liability under this Subsidiary Guarantee by reason of his or its status as such stockholder, officer, director or incorporator, unless otherwise provided by any provision of applicable law which cannot be waived.

         This Subsidiary Guarantee shall be binding upon the Guarantors and their successors and assigns and shall inure to the benefit the Securityholders and, in the event of any transfer or assignment of rights by any Securityholder, the rights and privileges herein conferred upon such party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. The undersigned waive notice of acceptance, notice of non- payment, notice of nonperformance, protest and notice of protest with respect to the obligations contained herein and in the Note and Loan Documents and agree to be bound by the terms of the Note.



              CREDIT DEPOT CORPORATION OF NORTH CAROLINA

              By:      __________________________________________
              Name:    __________________________________________
              Title:   __________________________________________


              CREDIT DEPOT CORPORATION OF OHIO

              By:      __________________________________________
              Name:    __________________________________________
              Title:   __________________________________________


              CREDIT DEPOT CORPORATION OF SOUTH CAROLINA

              By:      __________________________________________
              Name:    __________________________________________
              Title:   __________________________________________


              CREDIT DEPOT CORPORATION OF TENNESSEE

              By:      __________________________________________
              Name:    __________________________________________
              Title:   __________________________________________


              CREDIT DEPOT CORPORATION OF FLORIDA

              By:      __________________________________________
              Name:    __________________________________________
              Title:   __________________________________________

              CREDIT DEPOT CORPORATION OF INDIANA

              By:      __________________________________________
              Name:    __________________________________________
              Title:   __________________________________________

              CREDIT DEPOT CORPORATION OF GEORGIA

              By:      __________________________________________
              Name:    __________________________________________
              Title:   __________________________________________

                                                                       EXHIBIT C


                               SECURITY AGREEMENT


         THIS AGREEMENT, made as of this 12th day of June, 1996, by and between CREDIT DEPOT CORPORATION, a Delaware corporation located at 700 Wachovia Center, Gainesville, Georgia 30501, (the "Debtor"), and JMR Funding, Inc., a Florida corporation located at 2455 East Sunrise Boulevard, Suite 700, Fort Lauderdale, Florida 33304, as agent for the ratable benefit of the holders of the Notes (as hereinafter defined) (in such capacity the "Secured Party").

                              W I T N E S S E T H:

         WHEREAS, the Debtor, the subsidiaries of the Debtor and the Custodian (as defined in the Agreement) have entered into that certain Loan Agreement of even date herewith (the "Agreement"), and

         WHEREAS, pursuant to the Agreement, the Debtor has issued $________ in principal amount of its 10% Secured Convertible Notes due 2001 (the "Notes");

         WHEREAS, the Secured Party has agreed to act as collateral agent for the holders of the Notes for the purposes of attachment and perfection of the security interest of such holders in the Collateral (as hereinafter defined);

         WHEREAS, to secure the performance of the obligations under the Agreement, the Notes, this Security Agreement and the Custodial Agreement of even date herewith between the Debtor and the Custodian, the Debtor has granted to Secured Party as additional security for all of the obligations and indebtedness of the Debtor under the Custodial Agreement and the Loan Agreement and any other loan documents related thereto (collectively the "Loan Documents"), Secured Party has required that the Debtor, and the Debtor has agreed, to grant a security interest in and to certain assets of Debtor, upon the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the premises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby agree as follows:

         1.      COLLATERAL

                 The term "Collateral" for purposes of this Agreement shall include all of Debtor's right, title and interest in and to all personal property, whether now owned or hereafter acquired and wherever located, including, without limitation, all Debtor's present or future goods, cash, notes, unpledged mortgages, excess servicing assets, stock certificates, inventory and office supplies, including all finished goods, of whatever kind or nature which are held by the Debtor for sale or lease, supplies or materials used or consumed in the business of the Debtor; all accounts, rents, issues, profits, other receivables, contracts, leases, contract rights, and chattel paper, evidencing any obligation to the Debtor relating to Debtor's business, of whatever nature or type, including obligations for payment for goods sold or leased or services rendered; all goods and equipment of the Debtor of every description used and useful in the conduct of Debtor's business, including all accessories, parts and equipment now or hereafter affixed thereto or used in connection therewith; all documents, instruments and general intangibles of the Debtor relating to Debtor's business; all documents, books and records of the Debtor relating to any and all of the foregoing and all products, proceeds (including, without limitation, insurance payable by reason of loss or damage to any of the foregoing), replacements, substitutions, accessions, additions and improvements of, for or to any of the foregoing.

         2.      SECURITY INTERESTS

                 (a) To secure the payment and performance of the Obligations of the Debtor under the Loan Documents (the "Obligations"), the Debtor hereby grants to Secured Party for the ratable benefit of the holders of the Notes, a continuing security interest in the Collateral.

                 (b) Upon request by Secured Party, the Debtor shall execute and deliver to the Secured Party at any time any document that Secured Party may reasonably request, and the Debtor shall take any and all other steps reasonably requested by Secured Party in order to perfect and maintain the security interest granted herein by the Debtor to Secured Party.

                 (c) To the extent permitted by law, the Obligations shall not be affected or impaired by any of the following: (a) any exchange, release, surrender, sale, compromise, settlement, waiver, modification, with or without consideration, of any Collateral or any part thereof, or any other obligation of any other person or entity with respect to the Obligations or any part thereof, any or all of which to the extent within the control of Secured Party, may, to the extent permitted by law, be done or omitted by Secured Party in its sole discretion without notice and irrespective of whether the Obligations of the Debtor to the Secured Party shall be increased or decreased thereby (b) any permitted change in ownership of the Debtor or the insolvency, bankruptcy or any other change in the legal status of the Debtor; (c) any change in or imposition of any law, decree, regulation or other governmental act which might in any way affect the validity or enforceability of the payment or enforcement of the Obligations; (d) the failure of the Debtor to maintain in full force and effect, or to obtain or renew when required, all governmental and other approvals, licenses or covenants required in connection with the Obligations or this Security Agreement; (e) the existence of any claim, defense, setoff or other right which the Debtor may have at any time against Secured Party in connection herewith or any unrelated transaction; or (f) any other circumstances which might otherwise constitute a defense available to, or discharge of, the Debtor or others.

         3.      PRIORITY OF SECURITY INTERESTS

                 The Debtor warrants, represents and covenants that the security interest granted to Secured Party hereunder, when properly perfected by filing duly executed financing statements with the appropriate filing offices in all applicable jurisdictions, as set forth on Schedule I hereto, shall constitute, at all times, a first priority, valid and perfected security interest in the Collateral (to the extent that a security interest therein may be perfected by filing pursuant to the Uniform Commercial Code), subject to no other liens or encumbrances (except Permitted Liens, as defined in the Agreement). The Debtor shall not grant (without the prior written approval of Secured Party) a security interest in, or permit a lien or encumbrance upon, any of the Collateral in favor of anyone other than Secured Party, except for Permitted Liens.

         4.      LOCATION OF THE COLLATERAL

                 The Debtor represents, warrants and covenants that its principal place of business is located at 700 Wachovia Center, Gainesville, Hall County, Georgia 30501 and that all original books and records relating to the Collateral are kept at such location. Secured Party shall, at all reasonable times, have full access to and the right to examine and inspect the Debtor's books and records, to confirm and verify the existence and location of the Collateral and to take such other action as Secured Party reasonably deems necessary to protect its interest. The Debtor will not move any of the Collateral to any location if such change would cause the security interest of the Secured Party in the Collateral to lapse or cease to be perfected. All collateral of the types covered by the Custodial Agreement of even date herewith between the Custodian (as defined in the Agreement) and the Debtor shall be delivered to and held by the Custodian pursuant to such Custodial Agreement. Notwithstanding the foregoing (i) subject to the provisions of
Section 5.01 of the Agreement, the Debtor shall have the right to sell the Collateral or any part thereof free and clear of the lien and security interest granted pursuant to this Security Agreement, provided that the proceeds of such sale shall be subject to the lien and security interest granted pursuant to this Agreement and (ii) at any time when the book value of the Collateral (computed in accordance with generally accepted accounting principles) exceeds 120% of the aggregate outstanding principal amount of the Notes, the Debtor shall have the right to select items of Collateral with a value up to but not exceeding the amount of such excess and to grant the liens and security interests contemplated by Section 4.07(p) of the Agreement in such Collateral. Upon the granting of same in accordance with such Section, the lien of this Agreement shall be released therefrom.

         5.      REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE DEBTOR

                 In order to induce Secured Party to enter into this Agreement, the Debtor hereby represents, warrants and covenants to the Secured Party as follows:

                 (a) the Debtor is the sole owner of the Collateral, free and clear of all liens, encumbrances and security interests, except for the security interest of Secured Party and Permitted Liens.

                 (b) the Debtor will maintain all tangible Collateral in good condition, reasonable wear and tear excepted.

                 (c) the execution, delivery and performance of this Security Agreement by the Debtor: (i) does not and will not violate: (1) any provision of law, any order of any court or other agency of government applicable to Debtor; or (2) any indenture, agreement or other instrument to which the Debtor is a party or by which the Debtor is bound, or be in conflict with, result in a breach of, or constitute (with notice or lapse of time or both) a default under, any such indenture, agreement or other instrument; and
(ii) except as contemplated herein, result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Debtor.

                 (d) there is no action, suit, proceeding or investigation at law or in equity or by or before any governmental instrumentality or agency or arbitration body now pending or, to the best knowledge of the Debtor, threatened against or affecting Debtor or any of the properties or rights of the Debtor.

                 (e) the Debtor is not in default with respect of any judgment, order, decree, injunction, rule, award or regulation of any court or other governmental instrumentality or agency or of any arbitrator or arbitration panel.

                 (f) this Security Agreement, when duly executed and delivered, will be the legal, valid and binding obligation of the Debtor, enforceable against the Debtor in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other laws affecting the enforcement of creditors' rights generally and by general principles of equity.

                 (g) the Debtor will permit the Secured Party or any of its representatives, at reasonable times and reasonable intervals upon one business day's notice, to visit any of its offices and inspect the Collateral.

         6.      TAXES AND INSURANCE

                 (a) The Debtor shall pay promptly, when due, all sales, use, excise, personal property, income, withholding, and other taxes, assessments and governmental charges upon and in relation to the ownership or use of any of its assets, income or gross receipts for which the Debtor is or may be liable, except to the extent any such liabilities are being contested in good faith by appropriate proceedings and adequate reserves therefor have been posted on the books of Debtor in accordance with generally accepted accounting principles.

                 (b) In the event the Debtor shall fail to pay any tax, assessment, levy or government charge or to discharge any lien (other than Permitted Liens) or contest the same in good faith, then Secured Party, without waiving or releasing any obligation or default of the Debtor hereunder, may at any time or times thereafter make such payment, settlement, compromise or release or cause to be released any such lien, or take any other action with respect thereto which the

Secured Party deems advisable. All sums paid by Secured Party in satisfaction of, or on account of, any tax, levy assessment or governmental charge, or to discharge or release any lien, and any expenses, including attorneys' fees, court costs and other charges related thereto, shall become a part of the Obligations secured by the Collateral, payable on demand. Nothing herein shall be deemed to require or obligate Secured Party to make such payment, settlement, compromise or release.

                 (c) The Debtor shall keep all insurable Collateral insured, at no expense to Secured Party, against loss or damage by fire, theft, explosion and such other risks, as are ordinarily insured against by other owners or users of similar property in similar businesses, for the full insurable value thereof, by policies of insurance in such form and with such companies as are reasonably satisfactory to Secured Party. The Secured Party shall be named as a loss payee on each such policy of insurance.

                 (d) Copies of all insurance policies covering the Collateral, or, at the option of Secured Party, certificates evidencing insurance coverage, listing the risks covered thereby shall be delivered to Secured Party, upon its written request. The Debtor hereby grants to Secured Party a continuing security interest in and to all said policies and the proceeds thereof to secure the repayment of all Obligations, and the Debtor agrees that Secured Party shall have the right, upon the occurrence of an Event of Default, as defined in the Loan Agreement, in the Debtor's name, or in the name of Secured Party, to file claims under any insurance policies covering the Collateral, to receive any payments that may be made thereunder, and to execute any and all documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies.

                 (e) If the Debtor shall at any time or times hereafter fail to obtain and maintain any of the policies of insurance required above, or fail to pay any premium in whole or in part relating to any such policies, Secured Party may, but shall not be obligated to, obtain or cause to be obtained any or all of such policies and pay any part or all of the premiums due thereunder, without thereby waiving any default by the Debtors, and any sum so disbursed by Secured Party shall become a part of the Obligations secured by the Collateral, payable on demand.

         7.      DEFAULT

                 An event of default under any Loan Document shall constitute an Event of Default hereunder.

         8.      REMEDIES UPON AN EVENT OF DEFAULT

                 (a) Upon the occurrence of an Event of Default, Secured Party shall have, in addition to any other rights and remedies contained in this Security Agreement, all the rights and remedies of a secured party under the Uniform Commercial Code of Georgia, or any other applicable state, all of which shall be cumulative to the extent permitted by law.

                 (b) In addition to all other rights and remedies, upon the occurrence of an Event of Default, Secured Party may sell, lease or make any other disposition of the Collateral, free from any right of redemption after such sale, which right of redemption the Debtor hereby waives, for cash, credit or any other accommodation thereof, and Secured Party may purchase all or any part of the Collateral at a public or, to the extent permitted by law, private sale after giving the Debtor ten (10) days' notice, which notice is hereby agreed to be reasonable. The notice of such sale shall (i) in the case of a public sale, state the time and place fixed for such sale and (ii) in the case of a private sale, state the date after which such sale may be consummated. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Secured Party may fix in the notice of such sale. Secured Party may, if it deems it reasonable, postpone or adjourn any sale of the Collateral from time to time by an announcement at the time and place of such postponed or adjourned sale, without being required to give a new notice of sale and such sale may be made at any time or place to which the same may be so adjourned. The proceeds of any sale or other disposition of any part of the Collateral shall be applied by Secured Party to the then outstanding balance of the Obligations (including any costs or sums advanced by Secured Party hereunder or incurred by Secured Party hereunder) in such order of application as Secured Party in its sole discretion may elect. The Debtor shall be liable to Secured Party for any deficiency.

                 (c) Secured Party shall have the right to apply all proceeds from the sale of Collateral to any of the Obligations in such order as Secured Party shall determine.

                 (d) Should the Debtor fail to perform or observe any covenant or comply with any condition contained in any agreement or instrument to which Debtor is a party relating to the Collateral, then Secured Party, without obligation to do so and without notice to or demand upon the Debtor, and without releasing the Debtor from its obligations to Secured Party, may perform such covenant or satisfy such condition. If Secured Party shall incur any costs or expenses of litigation in connection with the enforcement of its rights hereunder, all such costs, expenses, and payments shall become part of the Obligations secured hereby, and shall be immediately due and payable upon demand.

                 (e) Upon the occurrence of an Event of Default and without written notice thereof, Secured Party shall have the right to enter and remain upon the property of Debtor, without cost or charge to Secured Party, and to effectuate any or all of the remedies herein, for liquidating or collecting the Collateral, or for conducting and preparing for the sale of the Collateral, whether by foreclosure, auction or otherwise. In addition, Secured Party may remove from such premises the Collateral and any records with respect thereto, and take the same to the premises of Secured Party at such times as the Secured Party may desire, in order to effectively collect or liquidate the Collateral. In addition, upon an Event of Default, the Debtor, at its own cost, shall assemble all the Collateral and make it available to Secured Party, in its sole discretion, by written notice to the Debtor, which notice shall specify the place of assembly and the time when the Collateral must be made available to the Secured Party.

                 (f) Secured Party's failure, at any time or times hereafter, to require strict performance by the Debtor of any of the provisions, warranties, terms and conditions contained in this Security Agreement shall not waive, affect or diminish any right of Secured Party at any time or times hereafter to demand strict performance thereof and any waiver of any Event of Default shall not waive or affect any other Event of Default, whether prior or subsequent thereto and whether of the same or different type.

                 (g) The Debtor hereby constitutes Secured Party or its designee as the Debtor's attorney-in-fact, effective upon the occurrence of an Event of Default, to endorse the Debtor's name upon any notes, acceptances, checks, drafts, money orders or other evidences of payment, and to do all other acts or things necessary to carry out this Security Agreement. The Debtor hereby waives notice of presentment, protest and dishonor of any instrument so endorsed by Secured Party. All acts of said attorney-in-fact or designee are hereby authorized or ratified and said attorney-in-fact or designee shall not be liable for any acts of omission or commission, nor for any error of judgment or mistake of fact or loss except to the extent caused by the gross negligence or willful misconduct of the Secured Party or such designee. This power is coupled with an interest and is irrevocable while the Obligations remain unpaid. The granting of the power of attorney herein shall be in addition to any other power of attorney granted to Secured Party and shall in no way limit any other powers granted herein.

                 (h) Upon the occurrence of an Event of Default, Secured Party shall have the right to exercise any and all of the foregoing remedies, without regard to the adequacy of the security for the Obligations, and with or without the commencement of any legal or equitable action or the appointment of any receiver or trustee. The Secured Party shall exercise any and all rights and remedies hereunder only upon the instructions of the holders of not less than 50% in principal amount of the Notes.

                 (i) After the earlier of (i) termination of the Agreement and the payment in full of the Obligations and (ii) conversion of all of the Notes pursuant to the Agreement, any proceeds of the Collateral received or held by the Secured Party shall be turned over to the Debtor and the Collateral shall be reassigned to the Debtor by the Secured Party without recourse to the Secured Party and without any representations, warranties or agreements of any kind.

         9.      MISCELLANEOUS

                 (a) This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Florida except to the extent that matters of title, or creation, perfection and priority of the security interests created hereby, or procedural issues of foreclosure are required to be governed by the laws of the state in which the Collateral, or part thereof, is located.

                 (b) Whenever reference is made to any of the parties in this Security Agreement, such reference shall be deemed to include the successors and assigns of such party, and all covenants, provisions and agreements by or on behalf of the Debtor in this Agreement shall inure to the benefit of the successors and assigns of the Secured Party.

                 (c) This Agreement may be executed in one or more counterparts each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

                 (d) Any invalidity or limitation on the enforceability of any provision of this Agreement shall not affect or impair the validity, legality or enforceability of any other provision hereof and the remaining provisions of this Agreement shall continue and remain in full force and effect.

                 (e) The captions of the various sections and paragraphs of this Agreement have been included only for the purposes of convenience and are not a part of this Agreement and shall not be deemed in any manner to modify, explain, enlarge or restrict any of the provisions of this Agreement.

                 (f) No waiver of any breach of any covenant, agreement or undertaking contained herein shall operate as a waiver of any subsequent breach of the same covenant, agreement or undertaking or as a waiver of any breach of any other covenant, agreement or undertaking. In the case of a breach by any party of any covenant, agreement or undertaking, the nonbreaching party may nevertheless accept from the other any payment or performance without waiving its right to exercise any right or remedy provided herein or otherwise with respect to any such breach which was in existence at the time such payment or performance was accepted by it. No failure of any party to exercise any power given herein or to insist upon strict compliance with any covenant, agreement or undertaking contained herein, and no custom or practice which varies from the terms hereof, shall constitute a waiver of such party's right to demand exact compliance with the terms hereof. The waiver by any party of a breach of any covenant, agreement or undertaking contained herein shall be made only by a written waiver in each case, and no such waiver shall operate or be construed as a waiver of any prior or subsequent breach.

                 (g) This Agreement may not be amended, changed, modified or altered except in writing executed by the Debtor and the Secured Party.

                 (h) This Agreement and the Loan Documents embody the entire understanding and agreement among the parties pertaining to the subject matter hereof, and all prior agreements and understandings of the parties, whether written or oral, are terminated and superseded by this Agreement and shall be deemed merged herein.

                 (i) Except as otherwise expressly provided herein, all rights, powers and privileges conferred hereunder upon any party shall be cumulative and not restrictive of those given by law. No remedy herein conferred is exclusive of any other available remedy, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given by agreement or now or hereafter existing at law or in equity or by statute.

                 (j) If the Obligations shall be collected through an attorney at law, the Debtor shall be responsible for the costs of collection, including, but not limited to, court costs and reasonable attorneys' fees.

                 (k) Any notice, payment, demand, instruction or communication required or permitted to be given by this Agreement shall be in writing and shall be given by hand delivery, overnight messenger or certified mail, return receipt requested, addressed to the appropriate party at the address stated below:

                 If to the Debtor:

                 Credit Depot Corporation
                 700 Wachovia Center
                 Gainesville, Georgia 30501
                 Attn: Gerald F. Sullivan, President and Chief Executive Officer

                 If to the Secured Party:

                 JMR Funding, Inc.
                 2455 East Sunrise Boulevard
                 Suite 700
                 Fort Lauderdale, Florida 33304
                 Attn: Managing Director

         Any notice sent by Federal Express or other nationally recognized overnight courier service or hand delivery shall be deemed made on the date received and any notice sent by certified mail shall be deemed made three (3) days after mailing.


                 IN WITNESS WHEREOF, the parties hereto have signed and sealed this Agreement the day and year first above written.

                                 SECURED PARTY:

                                 _________________________________

                                 By:     ___________________________ (Seal)

                                         Its: _______________________

                                 DEBTOR:

                                 CREDIT DEPOT CORPORATION


                                 By:      ___________________________
                                          (Seal) GERALD F. SULLIVAN
                                          Its: President and Chief
                                          Executive Officer

                                                                      Schedule I

                              FILING JURISDICTIONS



Clerk of the Superior Court, Hall County Georgia

                                                                       EXHIBIT D

                              CUSTODIAL AGREEMENT


         THIS AGREEMENT is dated this _____ day of June, 1996 by and between JOHN J. MCMANUS & ASSOCIATES, P.C., a Georgia Professional Corporation having an address at 1117 Perimeter Center West, Suite N-320, Atlanta, Georgia 30338 ("Custodian") and CREDIT DEPOT CORPORATION, a Delaware corporation having an address at 700 Wachovia Center, Gainesville, Georgia 30501 ("Borrower").

                                  WITNESSETH:

         WHEREAS, the Borrower is to provide to the Custodian certain Collateral to secure the obligations of the Borrower under that certain Loan Agreement of even date herewith (the "Loan Agreement") and the other Loan Documents (as defined in the Loan Agreement); and

         WHEREAS, the Custodian is a law firm who has been selected to hold the Collateral; and

         WHEREAS, the Borrower desires to have the Custodian take possession of certain mortgage notes, mortgages and other documents and instruments relating to mortgage loans originated or acquired by the Borrower (the "Mortgage Loans") in accordance with the terms and conditions hereof for the ratable benefit of the holders of the notes issued pursuant to the Loan Agreement (the "Notes");

         NOW, THEREFORE, in consideration of the mutual undertakings herein expressed, the parties hereto hereby agree as follows:

                                       I.
                               SECURITY INTEREST

A.       MORTGAGE LOANS

         1. The Borrower hereby certifies that it has delivered and released to the Custodian the following documents pertaining to each of the Mortgage Loans identified in the initial Mortgage Loan Schedule (such schedule as from time to time amended pursuant to this section, the "Mortgage Loan Schedule"), a copy of which Mortgage Loan Schedule is attached hereto:

                 (a) the original promissory note evidencing such Mortgage Loan (the "Mortgage Note") endorsed by the Borrower without recourse, in the following form: "Pay to the order of ________________________ without recourse" and signed, by facsimile or manual signature, in the name of the Borrower by two of its corporate officers, together with all intervening endorsements showing a complete chain of endorsement from the originator to the Borrower;

                 (b) the original recorded Mortgage Security Deed, Deed to Secure Debt, Deed of Trust, or other security instrument (hereafter "Mortgage") or a certified copy thereof or, if the original Mortgage has not yet been returned from the applicable public recording office, a copy of the Mortgage certified by an appropriate officer of the Borrower or the closing agent to be a true and complete copy of the original Mortgage submitted for recording;

                 (c) an Assignment of the Mortgage duly executed in blank by the Borrower, which assignment shall be in form and substance acceptable for recording or, if the recorded Mortgage has not yet been returned from the applicable recording office, excluding only the information to be provided by the recording office; and

                 (d) the original recorded Assignment or Assignments, if any, of the Mortgage showing a complete chain of assignment from the originator to the Borrower or, if any such Assignment has not been returned from the applicable public recording office, a copy of such Assignment certified by the Borrower to be a true and complete copy of the original Assignment submitted or to be submitted for recording.

         The documents described in clauses (a) through (d) are hereinafter referred to as "Mortgage Loan Documents." The Borrower hereby covenants and agrees that it shall from time to time as it originates or acquires additional Mortgage Loans, deliver to the Custodian the Mortgage Loan Documents with respect to each such Mortgage Loan and the Custodian shall thereupon amend the Mortgage Loan Schedule to reflect the addition of such additional Mortgage Loans.

         If the original Mortgage was not delivered pursuant to (b) above, or the duly executed Assignment was not delivered pursuant to (c) above, or the original recorded Assignment was not delivered pursuant to (d) above, the Borrower shall use its best efforts to deliver such originals to the Custodian promptly upon the Borrower's receipt thereof. From time to time, the Borrower shall forward to the Custodian additional original documents evidencing an assumption or modification of a Mortgage Loan approved by the Borrower and such documents shall constitute Mortgage Loan Documents for purposes of this Agreement. All Mortgage Loan Documents held by the Custodian as to each Mortgage Loan are referred to herein as the "Custodian's Mortgage File".

         Except as otherwise provided in this Agreement, the Custodian shall not remove or attempt to remove the Custodian's Mortgage File from the Custodian's principal place of business in the State of Georgia.

         2. The Custodian shall deliver to the Security Holder(s) a certificate ("Initial Certification") in the form annexed hereto as Exhibit One, upon written request (but not less frequently than quarterly), to the effect that the Custodian has received all of the items listed in Paragraph 1 hereof for each Mortgage Loan. Except with respect to its review for the appearance of original signatures, the Custodian shall not be required to certify as to the content of any such document in the Initial Certification. Any of the Mortgage Loan Documents which have not been delivered to the Custodian by the Borrower shall be noted by the Custodian in the Initial

Certification, and Borrower shall be obligated to deliver all required documents to the Security Holder or Custodian as soon as practicable.

         3. With respect to the Mortgage Loan Documents constituting each Custodian's Mortgage File which are delivered to the Custodian or which at any time come into the possession of the Custodian, the Custodian is exclusively the custodian or the bailee for the Security Holder(s). The Custodian shall hold all documents comprising the Custodian's Mortgage File received by it for the exclusive benefit of the Security Holder(s), and shall make disposition thereof only in accordance with the terms of this Agreement or with the written instructions furnished by the Security Holder(s) or Borrower pursuant to this Agreement, except where instructions are herein required to be furnished by both the Security Holder and the Borrower. The Custodian shall segregate and maintain continuous custody of all documents constituting the Custodian's Mortgage File received by it in secure and fireproof facilities in accordance with customary standards for such custody.

         4. By the tenth (10th) business day of each month, the Custodian shall ascertain that all Mortgage Loan Documents required to be delivered to it pursuant to Paragraph 1 hereof are in its possession, and shall deliver to the Security Holder(s), upon written request, a certification ("Monthly Certification") of the Custodian in the form annexed hereto as Exhibit Two to the effect that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in such certification as not covered by such certification): (i) the Mortgage Loan Schedule accurately reflects information set forth in the Custodian's Mortgage Files and (ii) each Mortgage Note has been endorsed and each Assignment of Mortgage has been executed as provided in Paragraph 1 hereof. During the term of this Agreement, in the event the Custodian discovers any defect with respect to the Custodian's Mortgage File, the Custodian shall give written specification of such defect to the Borrower and the Security Holder(s), if requested).

         5. From time to time and as appropriate for the sale, foreclosure, taking of a deed in lieu of foreclosure or collection of any of the Mortgage Loans, the Custodian is hereby authorized, upon written request and receipt from the Borrower in the form annexed hereto as Exhibit Three, to release to the Borrower the related Custodian's Mortgage File or the documents set forth in such receipt to the Borrower. All documents so released to the Borrower shall be held by it in trust for the benefit of the Security Holder(s). The Borrower shall return to the Custodian the Custodian's Mortgage File, or such other documents as have been released to the Borrower, when Borrower's need therefor no longer exists (but in no event shall Borrower retain such documents for a period in excess of 21 days), unless the Mortgage Loan shall be liquidated, in which case, upon receipt of a certification to this effect from the Borrower to the Custodian in the form annexed hereto as Exhibit Three, the Borrower's receipt shall be released by the Custodian to the Borrower, and the Custodian shall thereupon reflect any such liquidation on the monthly list of Mortgage Loans maintained by it.

         With respect to any Mortgage Note released by the Custodian to the Borrower in accordance with the terms of this Agreement, prior to such release, the Custodian shall (a) complete all endorsements that are in blank so that the endorsements that are in blank read "Pay to the order of __________________________________________, as Custodian
under the Custodial Agreement, dated as of the ____ day of ________, 1996" and
(b) complete a restrictive endorsement that reads "__________________________ is the holder of the Mortgage Note for the benefit of the Security Holders" with respect to those Mortgage Notes currently endorsed "Pay to the order of __________________ without recourse".

         The foregoing provision permitting release to the Borrower of the Custodian's Mortgage Files by the Custodian upon request by the Borrower shall permit the release to the Company of an active Custodian's Mortgage File only for a period not to exceed twenty-one (21) days. The limitations of this paragraph shall not apply to release of files to the Company under Paragraph 6 below.

         6. Upon the repurchase, substitution, or payment in full of any Mortgage Loan which shall be evidenced by the Custodian's receipt of the Company's request for release, receipt and certification in the form annexed hereto as Exhibit Three, Custodian shall promptly release the related Custodian's Mortgage File to the Borrower, such repurchase, substitution, or repayment thereupon to be noted on the list maintained by the Custodian.

         7. In the event that the Custodian receives written notice from the Holders' Agent that (i) an event of default has occurred under any of the Loan Documents, (ii) all applicable notices have been given and grace periods expired and (iii) that the Holders' Agent requests transfer to it of the Mortgage Loan Documents in the possession of the Custodian, the Custodian shall immediately deliver all of the Mortgage Loan Documents in its possession to the Holders' Agent and shall take all other action reasonably requested by the Holders' Agent to effectuate a transfer of such Mortgage Loan Documents, without recourse to or representation or warranty by the Custodian, to the Holders' Agent, including, without limitation, the completion of any necessary endorsements or assignments, but the Custodian shall not be required to pay or incur any fees, taxes (including, without limitation, transfer taxes) or other costs to effectuate such transfer. The Custodian shall immediately provide to the Company a copy of such notice received by it from the Holders' Agent.

                                      II.
                                   CUSTODIAN

         A. It is understood that the Custodian will charge such fees for its services under this Agreement as are set forth in a separate agreement between the Custodian and the Borrower, the payment of which, together with the Custodian's expenses in connection herewith, shall be solely the obligation of the Borrower.

         B. The Security Holders, with or without cause, may, at the expense of the Security Holder(s) (i) require the Custodian or its designee to complete the endorsements on the Mortgage Notes, and to complete the Assignments of Mortgages or (ii) upon 15 days written notice to the Custodian, remove and discharge the Custodian, or any successor Custodian thereafter appointed, from the performance of its duties under this Custodial Agreement, by written notice from a majority of the Security Holder(s) to the Custodian or the successor Custodian, with a copy of such notice to the Borrower.

         Having given notice of such removal, a majority of the Security Holder(s) shall promptly appoint by written instrument (and hereby agree to appoint) a successor Custodian to act on their behalf. One original counterpart of such instrument shall be delivered to the Borrower and one copy shall be delivered to the successor Custodian. In the event of any such removal, the Custodian shall promptly transfer to the successor Custodian, as directed by a majority of the Security Holder(s), all Custodian's Mortgage Files being administered under this Custodial Agreement. In the event of any such appointment, the Borrower shall not be responsible for any fees of the successor Custodian in excess of the fees formerly paid by the Borrower to the Custodian, except that if such appointment shall result from a removal of the Custodian based solely upon a failure by the Custodian to perform or observe any term of this Custodial Agreement, the Borrower shall be responsible for the reasonable fees of the successor Custodian for so long as the Loan Agreement shall remain in effect.

         C. Upon reasonable prior written notice to the Custodian, Security Holder(s) and/or their agents, accountants, attorneys and auditors will be permitted during normal business hours to examine the Custodian's Mortgage Files at the Custodian's office.

         D. If the Custodian is furnished with written notice from the Security Holder(s) that the Loan Agreement has been terminated as to any or all of the Mortgage Loans, it shall, upon written request of the Borrower, immediately release, but in no event later than the close of business on the Business Day following receipt of such request, to the Borrower, the Custodian's Mortgage Files relating to such Mortgage Loans. The Security Holder(s) shall deliver to the Borrower a copy of any written requests made pursuant to this Paragraph II (D). Delivery of the Custodian's Mortgage Files pursuant to this Paragraph II (D) shall be made by the Custodian only upon confirmation of the termination of the Loan Agreement by the Borrower as to the Custodian's Mortgage Files relating to such Mortgage Loans. The Borrower and the Security Holders hereby agree that upon termination of the Loan Agreement and the release of all Custodian's Mortgage Files pursuant to this Paragraph II
(D), this Custodial Agreement shall terminate.

         E. The Custodian shall, at its own expense, maintain at all times during the existence of this Agreement and keep in full force and effect professional liability insurance with limits of at least $1,000,000. All such insurance shall be in amounts with standard coverage and subject to deductibles.

         F. Upon the request of the Security Holder(s) and at the cost and expense of said Security Holder(s), the Custodian shall provide the Security Holder(s) with copies of the Mortgage Notes, Mortgages, Assignments of Mortgage and other documents relating to one or more of the Mortgage Loans.

         G. By execution of this Agreement, the Custodian warrants that it does not currently hold, and during the existence of this Agreement shall not hold, any adverse interest, by way of security or otherwise, in any Mortgage Loan, and hereby waives and releases any such interest which it may have in any Mortgage Loan as of the date hereof.

         H. The Custodian may terminate its obligations under this Agreement upon at least 60 days' written notice to the Borrower and the Security Holders. In the event of such termination, the Borrower shall appoint a successor Custodian, subject to approval by the Security Holders.

         I. If the Borrower is unable to appoint a successor custodian within a reasonable period of time, the Security Holders shall appoint a successor Custodian. If a successor Custodian has not accepted such appointment within said 60 days, the Custodian may petition any court of competent jurisdiction to name a successor custodian. The payment of such successor Custodian's fees and expenses shall be the sole responsibility of the Borrower. Upon such appointment, the Custodian shall promptly transfer to the successor Custodian, as directed, all Custodian's Mortgage Files being administered under this Custodial Agreement.

         J. The Custodian's obligations hereunder shall not in any event be terminated until the Custodian's Mortgage Files have been delivered to the successor Custodian or to the Security Holders of their representative(s).

                                      III.
                            MISCELLANEOUS PROVISIONS

         A. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if mailed, by registered or certified mail, return receipt requested, or, if by other means, when received by the other party at the address shown on the first page hereof, or such other address as may hereafter be furnished to the other party by like notice. Any such demand, notice or communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the addressee (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt).

         B. This Custodial Agreement shall be construed in accordance with the laws of the State of Georgia and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

         C. The Custodian shall immediately be advised in a writing signed by both the Borrower and the Security Holders of any changes in the names and addresses of the Security Holders.

         D. Each authorized representative of the Borrower ("Authorized Representative") is authorized to give and receive notices, requests and instructions and to deliver certificates and documents in connection with this Agreement on behalf of the Borrower and the specimen signature for each such Authorized Representative of the Borrower initially authorized hereunder is set forth on Exhibit Four hereof. From time to time, the Borrower shall deliver to the Custodian a revised Exhibit Four, reflecting changes in the information previously given, but the Custodian shall be entitled to rely conclusively on the last Exhibit Four received until receipt of a superseding Exhibit Four.

         E. (1) The Custodian shall have no duties or obligations other than those specifically set forth herein or as may contemporaneously or subsequently be agreed in writing by the parties hereto and shall use the same degree of care and skill as is reasonably expected of financial institutions acting in comparable capacities;

                 (2) The Custodian makes no representations as to the validity, sufficiency, value, genuineness, ownership or transferability of any Mortgage Loans or Stock Certificates, and will not be required to and will not make any representations to the validity, value or genuineness of the Mortgage Loans or Stock Certificates;

                 (3) The Custodian shall not be obligated to take any legal action hereunder which might in its judgment involve any expense or liability unless it has been furnished with reasonable indemnity, except no indemnity shall be provided if the Custodian takes legal action as a consequence of its own willful misconduct or negligent performance or omission;

                 (4) The Custodian may rely on and shall be protected in acting upon any certificate, instrument, opinion, notice, letter, telegram or other document, or any security, delivered to it and in good faith believed by it to be genuine and to have been signed by the proper party or parties;

                 (5) The Custodian may rely on and shall be protected in acting upon the written instructions of the Borrower, such employees and representatives of the Borrower as the Borrower may hereinafter designate in writing and/or the Holders' Agent;

                 (6) The Custodian may consult counsel satisfactory to it (including counsel for the Borrower) and the opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered, or omitted by it hereunder in good faith and in accordance with the opinion of such counsel; and

                 (7) The Custodian shall not be liable for any error of judgment, or for any act done or step taken or omitted by it, in good faith, or for any mistake of fact or law, or for anything which it may do or refrain from doing in connection therewith, except in the case of its own willful misconduct or negligent performance or omission.

         F. The Borrower and Security Holders hereby collectively agree to indemnify and hold the Custodian harmless from and against all claims, liabilities, losses, actions, suits or proceedings at law or in equity, or any other expenses, fees or charges of any character or nature, which the Custodian may incur or with which the Custodian may be threatened by reason of its acting as Custodian under this Agreement, including indemnification of the Custodian against any and all expenses, including attorneys' fees and the cost of defending any action, suit or proceedings or resisting any claim. Notwithstanding the foregoing, it is specifically understood and agreed that in the event any such claim, liability, loss, action, suit or proceeding or other expenses, fees or charges shall have been caused by reason of any willful misconduct or negligent act or failure to act on the part of the Custodian or shall constitute a material breach of its duties hereunder, the indemnification provisions of this Agreement shall not apply.

         G. This Agreement may be amended or modified by the Custodian with the consent of a majority in principal amount of the Security Holders and the consent of the Borrower.

         H. For the purpose of facilitating the execution of this Agreement and for other purposes, this Custodial Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed to be an original, and together shall constitute and be one and the same instrument.



                 IN WITNESS WHEREOF, the Borrower and the Custodian have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the date first written above.

                                        "Borrower"

                                        Credit Depot Corporation


                                        By:    ______________________________
                                                  Gerald F. Sullivan
                                                  President and CEO

                                        "Custodian"

                                        John J. McManus & Associates, P.C.


                                        By:   _____________________________
                                                  John J. McManus, Esq.
                                                  President

                                  EXHIBIT ONE

                             INITIAL CERTIFICATION



                                                                    [Date]




         Re: Loan Agreement dated as of June __, 1996, among Credit Depot Corporation (the "Borrower"), the Subsidiaries of the Borrower and John J. McManus & Associates, P.C., (the "Custodian") for the benefit of the holders of the Securities issued pursuant thereto.

Ladies and Gentlemen:

         In accordance with the provisions of Paragraph I (A) (2) of the above-referenced Custodial Agreement, the undersigned, as Custodian, hereby certifies that it has received all of the items listed in Paragraph I (A) (1), clauses (a)-(d) of the Custodial Agreement with respect to each Mortgage Loan identified on the Mortgage Loan Schedule, each of which appears to bear original signatures. The Custodian has made no independent examination of any documents contained in each Custodian's Mortgage File beyond the review specifically required in the above-referenced Custodial Agreement. The Custodian makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in each Custodian's Mortgage File or any of the Mortgage Loans identified on the Mortgage Loan Schedule, or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan.


                                  JOHN J. MCMANUS & ASSOCIATES, P.C.



                                  By:     ________________________________
                                          John J. McManus, Esq., President
                                          Custodian

                                  EXHIBIT TWO

                             MONTHLY CERTIFICATION




                                                                    [Date]



[Security Holders]



         Re: Loan Agreement dated as of June __, 1996, among Credit Depot Corporation (the "Borrower"), the Subsidiaries of the Borrower and John J. McManus & Associates, P.C., (the "Custodian") for the benefit of the holders of the Securities issued pursuant thereto.

Ladies and Gentlemen:

         In accordance with the provisions of Paragraph I (A) (4) of the above-referenced Custodial Agreement, and pursuant to Paragraph ___ of the Loan Agreement between the parties, the undersigned, as Custodian, hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan listed on the attachment hereto), it has reviewed the Custodian's Mortgage File and has determined that all documents required to be delivered to it pursuant to clauses (a)-(d) of Paragraph I (A) (1) of the Custodial Agreement are in its possession. The Custodian has made no independent examination of any documents contained in each Custodian's Mortgage File beyond the review specifically required in the above-referenced Custodial Agreement. The Custodian makes no representations as to: (i) the validity, legality, enforceability or genuineness of any of the documents contained in each Custodian's Mortgage File or any of the Mortgage Loans identified on the Mortgage Loan Schedule, or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan.

         Attached hereto is a current listing of each Mortgage File assigned to the undersigned Custodian as of _____________________, which listing includes the Borrower's name, payment history, and current account status.


                                   John J. McManus & Associates, P.C.


                                   By:   ________________________________
                                         John J. McManus, Esq., President
                                         Custodian

                                 EXHIBIT THREE

                        REQUEST FOR RELEASE OF DOCUMENTS


TO:      John J. McManus & Associates, P.C.
         1117 Perimeter Center West/Suite N-320
         Atlanta, GA 30338

         Re:     Loan Agreement dated as of June __, 1996, among Credit Depot
Corporation (the "Borrower"), the Subsidiaries of the Borrower and John J. McManus & Associates, P.C., (the "Custodian") for the benefit of the holders of the Securities issued pursuant thereto.

Ladies and Gentlemen:

         In connection with the administration of the pool of Mortgage Loans held by you as Custodian for the Security Holders, we request the release, and acknowledge receipt of, the (Custodian's Mortgage File/specify documents) for the Mortgage Loan described below, for the reason indicated. (COPY OF FILE
ONLY)

Mortgagor's Name, Address & Zip Code:


Mortgage Loan Number:

Reason for Requesting Documents (check one)

________ 1.      Mortgage Loan sale pending receipt of.

________ 2.      Mortgage Loan Paid in Full.

________ 3.      Mortgage Loan Repurchased/Substituted.

________ 4.      Mortgage loan in foreclosure

________ 5. Other (explain)       __________________________

                 ________________________________

         If box 1, 2 or 3 above is checked, and if all or part of the Custodian's Mortgage File was previously released to us, please release to us our previous receipt on file with you, as well as any additional documents in your possession relating to the above specified Mortgage Loan.

         If box 4 or 5 above is checked, upon our return of all of the above documents to you as Custodian (which shall be effected not later than [21 days from date]), please acknowledge your receipt by signing in the space indicated below, and returning this form.

                                  CREDIT DEPOT CORPORATION


                                  By:      _____________________________

                                  Date:    __________________________

                                  EXHIBIT FOUR

SPECIMEN SIGNATURES FOR HOLDERS' AGENT AND AUTHORIZED REPRESENTATIVES OF THE BORROWER INITIALLY AUTHORIZED HEREUNDER:


                                  JMR Funding, Inc.

                                  By_____________________
                                    Name:
                                    Title:


                                [SPECIFY OTHERS]

                    THIS WARRANT AND THE SECURITIES ISSUABLE
                 ON EXERCISE HEREOF AS WELL AS THE COMMON STOCK
                  ISSUABLE UPON THE EXERCISE OF WARRANTS WHICH
                  FORM A PART OF SUCH SECURITIES HAVE NOT BEEN
            REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED,
                OF THE UNITED STATES OF AMERICA (THE "ACT"), AND
                       MAY NOT BE OFFERED OR SOLD UNLESS
                         THE SECURITIES ARE REGISTERED
                       UNDER THE ACT OR AN EXEMPTION FROM
                    REGISTRATION UNDER THE ACT IS AVAILABLE.


             Void after 5:00 p.m. Atlanta time, on October 10, 1999 Warrant to Purchase __________ Shares of Common Stock.


                  REDEEMABLE WARRANT TO PURCHASE COMMON STOCK

                                       OF

                            CREDIT DEPOT CORPORATION



         This is to Certify That, FOR VALUE RECEIVED, Michael J. Riesert, Inc. ("Holder"), is entitled to purchase, subject to the provisions of this Warrant, from Credit Depot Corporation, a Delaware corporation ("Company"), ______________________________ (______) units (the "Units") to be issued pursuant to, and as described in that certain Placement Agent Agreement, dated as of August 4, 1995, between the Holder and the Company, as such Agreement may, from time to time be amended, at a price of $20.00 per Unit, at any time or from time to time during the period from October 10, 1995, until 5:00 p.m., Atlanta time on October 10, 1999, (the "Termination Date"). Notwithstanding anything herein to the contrary, the warrants included in the Units is to be issued on exercise hereof may not be redeemed by the Company and shall not expire until the Termination Date. The number of Units to be received upon the exercise of this Warrant and the price to be paid for each such Unit may be adjusted from time to time as hereinafter set forth. The Units deliverable upon such exercise, and as adjusted from time to time, are hereinafter sometimes referred to as "Warrant Units" and the exercise price of this Warrant in effect at any time and as adjusted from time to time is hereinafter sometimes referred to as the "Exercise Price".

SECTION 1.               EXERCISE OF WARRANT.

         This Warrant may be exercised in whole or in part at any time or from time to time on or after the date hereat and until 5:00 p.m. on The Termination Date (the "Exercise Period"), provided, however, that (i) if either such day is a day on which banking institutions in the State of Georgia are authorized by law to close, then on the next succeeding day which shall not be such a day, and (ii) in the event of any merger, consolidation or sale of substantially all the assets of the Company as an entirety, resulting in any distribution to the Company's stockholders, on or before the Termination Date the Holder shall have the right to exercise this Warrant commencing at such time through the Termination Date which shall entitle the Holder to receive, in lieu of Units, the kind and amount of securities and property (including cash) receivable by a holder of the number of Units into which this Warrant might have been exercisable immediately prior thereto. This Warrant may be exercised by presentation and surrender hereof to the Company at its principal office, or at the office of its stock transfer agent, if any, with the Purchase Form annexed hereto duly executed and accompanied by payment of the Exercise Price for the number of Warrant Units specified in such form. As soon as practicable after each such exercise of the warrants, but not later than seven (7) days from the date of such exercise, the Company shall issue and deliver to the Holder a certificate or certificate representing the securities constituting the Warrant Units issuable upon such exercise, registered in the name of the Holder or its designee. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the Warrant Units purchasable thereunder. Upon receipt by the Company of this Warrant at its office, or by the stock transfer agent of the Company at its office, in proper form for exercise, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be physically delivered to the Holder.


SECTION 2.               RESERVATION OF SHARES.

         The Company shall at all times reserve for issuance and/or delivery upon exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance and delivery upon exercise of this Warrant and the shares of Common Stock as shall be required for issuance and delivery upon exercise of the warrants issuable upon exercise of this Warrant.

SECTION 3.               FRACTIONAL SHARES.

         (a) No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon any exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the current market value of a share, determined as follows:

         (b) If the Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on such exchange or listed for trading on the Nasdaq Stock Market system, the current market value shall be the last reported sale price of the Common Stock on such exchange or system on the last business day prior to the date of exercise of this Warrant or if no such sale is made on such day, the average closing bid and asked prices for such day on such exchange or system; or

         (c) If the Common Stock is not so listed or admitted to unlisted trading privileges but bid and asked prices are reported by the National Quotation Bureau, Inc., the current market value shall be the mean of the last reported bid and asked prices reported by the National Quotation Bureau, Inc. on the last business day prior to the date of the exercise of this Warrant; or

         (d) If the Common Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the current market value shall be an amount, not less than book value thereof as at the end of the most recent fiscal year of the Company ending prior to the date of the exercise of the Warrant, determined in such reasonable manner as may be prescribed by the Board of Directors of the Company.


SECTION 4.               EXCHANGE, TRANSFER, ASSIGNMENT OR LOSS OF WARRANT.

         This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, for other warrants of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. The term "Warrant" as used herein includes any Warrants into which this Warrant may be divided or exchanged. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor and date. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Warrant so lost, stolen, destroyed, or mutilated shall be at any time enforceable by anyone.

SECTION 5.               RIGHTS  AND LIABILITIES OF THE HOLDER.

         The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in the Warrant and are not enforceable against the Company except to the extent set forth herein. No provision of this Warrant, in the absence of affirmative action by the Holder to purchase the Warrant Units, and no mere enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the Exercise Price or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.


SECTION 6. ADJUSTMENTS, NOTICE PROVISIONS AND RESTRICTIONS ON ISSUANCE OF ADDITIONAL SECURITIES.

SECTION 6.1 Adjustment of Exercise Price. The Exercise Price in effect from time to time shall be subject to adjustment, as follows:

         (a) In case the Company shall (i) declare a dividend or make a distribution on the outstanding shares of its capital stock that is payable in shares of its Common Stock, (ii) subdivide, split or reclassify the outstanding shares of its Common Stock into a greater number of shares, or (iii) combine or reclassify the outstanding shares of its Common Stock into a smaller number of shares, the Exercise Price in effect immediately after the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be adjusted so that it shall equal the price determined by multiplying the Exercise Price in effect immediately prior thereto by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding immediately before such dividend, distribution, split, subdivision, combination or reclassification, and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such dividend, distribution, split, subdivision, combination or reclassification. Any shares of Company Common Stock issuable in payment of a dividend shall be deemed to have been issued immediately prior to the record date for such dividend for purposes of calculating the number of outstanding shares of Common Stock of the Company under this Section 6. Such adjustment shall be made successively upon the occurrence of each event specified above.

         (b) In case the Company fixes a record date for the issuance to holders of its Common Stock of rights, options, warrants or convertible or exchangeable securities generally entitling such holders to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price (as such term is defined in Subsection 6.1(d) hereof) per share of Common Stock on such record date, the Exercise Price shall be adjusted immediately thereafter so that it shall equal the price determined by multiplying the Exercise Price in effect immediately prior thereto by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on such record date plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered would purchase at the Current Market Price per share, and of which the denominator shall be the number of shares of Common Stock outstanding on such Record Date plus the number of additional shares of Common Stock offered for subscription or purchase. Such adjustment shall be made successively on each date whenever a record date is fixed. To the extent that any such rights, options, warrants or convertible or exchangeable securities are not so issued or expire unexercised, the Exercise Price then in effect shall be readjusted to the Exercise Price which would then be in effect if such unissued or unexercised rights, options, warrants or convertible or exchangeable securities had not been issuable.

         (c) In case the Company fixes a record date for the making of a distribution to all holders of shares of its Common Stock (i) of shares of any class of capital stock other than its Common Stock or (ii) of evidences of its indebtedness or (iii) of assets (excluding cash dividends or distributions (other than extraordinary cash dividends or distributions), and dividends or distributions referred to in Subsection 6.1(a) hereof) or (iv) of rights, options, warrant or convertible or exchangeable securities (excluding those rights, options, warrants or convertible or exchangeable securities referred to in Subsection 6.1(b) hereof), then in each such case the Exercise Price in effect immediately thereafter shall be determined by multiplying the Exercise Price in effect immediately prior thereto by a fraction, of which the numerator shall be the total number of shares of Common Stock outstanding on such record date multiplied by the Current Market Price (as such term is defined in Subsection 6.1(d) hereof) per share on such record date, less the aggregate fair market value as determined in good faith by the Board of Directors of the Company of said shares or evidences of indebtedness or assets or rights, options, warrants or convertible or exchangeable securities so distributed, and of which the denominator shall be the total number of shares of Common Stock outstanding on such record date multiplied by such Current market Price per share. Such adjustment shall be made successively each time such a record date is fixed. In the event that such distribution is not so made, the Exercise Price then in effect shall be readjusted to the Exercise Price which would then be in effect if such record date had not been fixed.

         (d) For the purpose of any computation under Subsection 6.1(a), 6.1(b) or 6.1(c) hereof, the "Current Market Price" per share at any date (the "Computation Date") shall be deemed to be the average of the daily Closing Prices of the Common Stock of twenty (20) consecutive trading days ending the trading day before such date; provided, however, upon the occurrence, prior to the Computation Date, of any event described in Subsections 6.1(a), 6.1(b) or 6.1(c) which shall have become effective with respect to market transactions at any time (the "Market-Effect Date") on or after the beginning of such 20-day period, the Closing Price for each trading day preceding the Market-Effect Date shall be adjusted, for purposes of calculating such average, by multiplying such Closing Price by a fraction the numerator of which is the Exercise Price as in effect immediately after the Market-Effect Date and the denominator of which is the Exercise Price immediately prior to the Market-Effect Date, it being understood that the purpose of this proviso is to ensure that the effect of such event on the market price of the Common Stock shall, as nearly as possible, be eliminated in order that the distortion in the calculation of the Current Market Price may be minimized.

         (e) In the event that at any time, or from time to time within six months following the date of the final closing of the Offering pursuant to which this Warrant is issued, the exercise price of any warrants issued by the Company to Dominion Capital, Inc. or any affiliate thereof

("Dominion") is changed so that as a result thereof the exercise price of any warrant held by Dominion is less than the current Exercise Price of this Warrant (the "Dominion Exercise Price") then in such event the exercise price of the Warrant shall be reduced to the Dominion Exercise Price.

         (f) All calculations under this Section 6.1 shall be made to the nearest cent.


SECTION 6.2 Adjustment of Number of Shares. Upon each adjustment of the Exercise Price pursuant to Subsections 6.1(a), (b) or (c) hereof, each Warrant shall thereupon evidence the right to purchase in addition to any other securities to which the Holder is entitled to purchase, that number of shares of Common Stock (calculated to the nearest one-hundred thousandth of a share) obtained by multiplying the number of shares of Common Stock purchasable upon exercise of the Warrant immediately prior to such adjustment by the Exercise Price in effect immediately prior to such adjustment and dividing the product so obtained by the Exercise Price in effect immediately after such adjustment.


SECTION 6.3 Verification of Computations. The Company shall select a firm of independent public accountants, which may be the Company's independent auditors, and which selection may be changed from time to time, to verify the computations made in accordance with this Section 6. The certificate, report of other written statement of any such firm shall be conclusive evidence of the correctness of any computation made under this
Section 6. Promptly upon its receipt of such certificate, report or statement from such firm of independent public accountants, the Company shall deliver a copy thereof to the Holder.

SECTION 6.4 Warrant Certificate Amendments. Irrespective of any adjustments pursuant to this Section 6, Warrant Certificates theretofore or thereafter issued need not be amended or replaced, but Warrant Certificates thereafter issued shall bear an appropriate legend or other notice of any adjustments and which legend and/or notice has been provided by the Company to the Holder, provided the Company may, at its option, issue new Warrant Certificates evidencing Warrants in the form attached hereto to reflect any adjustment in the Exercise Price and the number of Warrant Units evidenced by such Warrant Certificates and deliver the same to the Holder in substitution for existing Warrant Certificates.


SECTION 7.               OFFICER'S CERTIFICATE.

         Whenever the Exercise Price shall be adjusted as required by the provisions of the foregoing Section, the Company shall forthwith file in the custody of its Secretary or an Assistant Secretary at its principal office and with its stock transfer agent, if any, an officer's certificate showing the adjusted Exercise Price determined as herein provided, setting forth in reasonable detail the facts requiring such adjustment, including a statement of the number of additional shares of Common Stock, if any, and such other facts as shall be necessary to show the reason for and the manner of computing such adjustment. Each such officer's certificate shall be made available at all reasonable times for inspection by the Holder or any holder of a Warrant executed and delivered pursuant to Section 1 and the Company shall, forthwith after each such adjustment, mail a copy by certified mail of such certificate to the Holder or any such holder.


SECTION 8.               NOTICES TO WARRANT HOLDERS.

         So long as this Warrant shall be outstanding, (i) if the Company shall pay any dividend or make any distribution upon the Common Stock, (ii) if the Company shall offer to the holders of its Common Stock rights to subscribe for, purchase, or exchange property for any shares of any class of stock, or any other rights or options or (iii) if any capital reorganization of the Company, reclassification of the capital stock of the Company, consolidation or merger of the Company with or into another corporation, sale, lease or transfer of all or substantially all of the property and assets of the Company to another corporation, or voluntary or involuntary dissolution, liquidation or winding up of the Company shall be effected, then in any such case, the Company shall cause to be sent by overnight mail or courier service to the Holder, at least fifteen days prior to the date specified in (x) or (y) below, as the case may be, a notice containing a brief description of the proposed action and stating the date on which (x) a record is to be taken for the purpose of such dividend, distribution or subscription rights, or (y) such reclassification, reorganization, consolidation, merger, conveyance, lease, dissolution, liquidation or winding up is to take place and the date, if any is to be fixed, as of which the holders of Common Stock or other securities shall receive cash or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up.


SECTION 9.               RECLASSIFICATION, REORGANIZATION OR MERGER.

         In case of any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the Company, or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with a subsidiary in which merger the Company is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the class issuable upon exercise of this Warrant) or in case of any sale, lease or conveyance to another corporation of the property of the Company as an entirety (collectively such actions being hereinafter referred to as "Reorganizations"), the Company shall, as a condition precedent to such Reorganization transaction, cause effective provisions to be made so that the Holder shall have the right thereafter by exercising this Warrant at any time prior to the expiration of the Warrant, to receive in lieu of the amount of securities otherwise deliverable, the kind and amount of shares of stock and other securities and property receivable upon such Reorganization by a holder of the number of shares of Common Stock which might have been purchased upon exercise of this Warrant and the warrants included in the Units immediately prior to such Reorganization. Any such provision shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. The foregoing provisions of this Section 9 shall similarly apply to successive Reorganizations.

SECTION 10.              ISSUE TAX.

         The issuance of certificates representing the Warrant Units upon the exercise of this Warrant as well as securities underlying the warrants included in the Units shall be made without charge to the Holder for any issuance tax in respect thereof.


SECTION 11.              GOVERNING LAW.

         This Warrant shall be governed by and construed and enforced in accordance with the laws of the State of Georgia.

                                        CREDIT DEPOT CORPORATION


                                        By:
                                           -------------------------------------
                                           Gerald Sullivan, President


[SEAL]

Dated:  As of October 10, 1995

Attest:


- ----------------------------------
Secretary

                                 PURCHASE FORM

                                                  Dated _____________, 19__

         The undersigned hereby irrevocably elects to exercise the within Warrant to the extent of purchasing _______ shares of Common Stock and hereby makes payment of _______ in payment of the actual exercise price thereof.



                     INSTRUCTIONS FOR REGISTRATION OF STOCK

Name____________________________________________________________________________
                  (Please typewrite or print in block letters)


Address_________________________________________________________________________

Signature_______________________________________________________________________

                                                                    EXHIBIT 4.12


            THIS WARRANT AND THE COMMON STOCK ISSUABLE
            UPON THE EXERCISE OF THIS WARRANT HAVE NOT
            BEEN REGISTERED UNDER THE SECURITIES ACT OF
            1933, AS AMENDED (THE "ACT") AND MAY NOT BE
            OFFERED OR SOLD UNLESS REGISTERED UNDER THE
            ACT OR AN EXEMPTION FROM REGISTRATION UNDER
            THE ACT IS AVAILABLE.



Void after 5:00 P.M., Atlanta Time, on August 12, 2000 (the "Termination Date")

                       Warrant to Purchase ______ Shares.

                   WARRANT TO PURCHASE SHARES OF COMMON STOCK

                                TO BE ISSUED BY

                            CREDIT DEPOT CORPORATION



     This is to Certify That, FOR VALUE RECEIVED, __________________ (the "Holder"), is entitled to purchase, subject to the provisions of this Warrant, from Credit Depot Corporation, a Delaware corporation ("Company"), _______________________(__________) Shares (the "Shares") to be issued pursuant to and as described in that certain Placement Agent Agreement dated as of May 24, 1996 between J. Michael Reisert, Inc. and the Company, as such Agreement may, from time to time, be amended (the "Placement Agreement") at a price of $2.50 per Share at any time or from time to time during the period from the date hereof until 5:00 P.M., Atlanta Time on the Termination Date. The number of Shares to be received upon the exercise of this Warrant and the price to be paid for each such shall be adjusted (an "Adjustment") from time to time in the identical manner as shall such number of Shares and the Conversion Price pursuant to the Loan Agreement dated June 12, 1996, among the Company, Credit Depot Corporation of North Carolina, a Delaware corporation, Credit Depot Corporation of Ohio, a Delaware corporation, Credit Depot Corporation of South Carolina, a Delaware corporation, Credit Depot Corporation of Tennessee, a Delaware corporation, Credit Depot Corporation of Florida, a Delaware corporation, Credit Depot Corporation of Indiana, a Delaware corporation, each a guarantor of the Company's obligations hereunder and John J. McManus & Associates, P.C., a Georgia Professional Corporation (the "Loan Agreement"). The Shares deliverable upon such exercise, as adjusted from time to time, are hereinafter sometimes referred to as "Warrant Shares" and the exercise price of this Warrant as in effect at any time and as adjusted from time to time is hereinafter sometimes referred to as the "Exercise Price".

SECTION 1.       EXERCISE OF WARRANT.

     This Warrant may be exercised in whole or in part at any time or from time to time on or after the date hereof and until 5:00 P.M., Atlanta Time, on the Termination Date (the "Exercise Period") provided, however, that (i) if either such day is a day on which banking institutions in the State of Georgia are authorized by law to close, then on the next succeeding day which shall not be such a day, and (ii) in the event of any merger, consolidation or sale of substantially all the assets of the Company as an entirety, resulting in any distribution to the Company's stockholders, on or before the Termination Date, the Holder shall have the right to exercise this Warrant commencing at such time through the Termination Date which shall entitle the Holder to receive, in lieu of Shares, the kind and amount of securities and property (including cash) receivable by a holder of the number of shares of Shares into which this Warrant might have been exercisable immediately prior thereto. This Warrant may be exercised by presentation and surrender hereof to the Company at its principal office, or at the office of its stock transfer agent, if any, with the Purchase Form annexed hereto duly executed and accompanied by payment of the Exercise Price for the number of Warrant Shares specified in such form. As soon as practicable after each such exercise of the warrants, but not later than seven (7) days from the date of such exercise, the Company shall issue and deliver to the Holder a certificate representing the securities constituting the Warrant Shares issuable upon such exercise, registered in the name of the Holder or its designee. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the Warrant Shares purchasable thereunder. Upon receipt by the Company of this Warrant at its office, or by the stock transfer agent of the Company at its office, in proper form for exercise, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be physically delivered to the Holder.


SECTION 2.       RESERVATION OF SHARES.

     The Company shall at all times reserve for issuance and/or delivery upon exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance and delivery upon exercise of this Warrant and shares of its Common Stock as shall be required for issuance and delivery upon exercise of the Share Warrants issuable upon exercise of this Warrant.


SECTION 3.       FRACTIONAL SHARES.

     (a) No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon any exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the current market value of a share, determined as follows:

     (b) If the Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on such exchange or listed for trading on the Nasdaq Stock Market system, the current market value shall be the last reported sale price of the Common Stock on such exchange or system on the last business day prior to the date of exercise of this Warrant or if no such sale is made on such day, the average closing bid and asked prices for such day on such exchange or system; or

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
     (c) If the Common Stock is not so listed or admitted to unlisted trading privileges but bid and asked prices are reported by the National Quotation Bureau, Inc., the current market value shall be the mean of the last reported bid and asked prices reported by the National Quotation Bureau, Inc. on the last business day prior to the date of the exercise of this Warrant; or

     (d) If the Common Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the current market value shall be an amount, not less than book value thereof as at the end of the most recent fiscal year of the Company ending prior to the date of the exercise of the Warrant, determined in such reasonable manner as may be prescribed by the Board of Directors of the Company.


SECTION 4.       EXCHANGE, TRANSFER, ASSIGNMENT OR LOSS OF WARRANT.

     This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, for other warrants of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. The term "Warrant" as used herein includes any Warrants into which this Warrant may be divided or exchanged. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor and date. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Warrant so lost, stolen, destroyed, or mutilated shall be at any time enforceable by anyone.


SECTION 5.       RIGHTS AND LIABILITIES OF THE HOLDER.

     The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in the Warrant and are not enforceable against the Company except to the extent set forth herein. No provision of this Warrant, in the absence of affirmative action by the Holder to purchase the Warrant Shares, and no mere enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the Exercise Price or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.


SECTION 6. NOTICE PROVISIONS AND RESTRICTIONS ON ISSUANCE OF ADDITIONAL SECURITIES.

SECTION 6.1 Verification of Computations. The Company shall select a firm of independent public accountants, which may be the Company's independent auditors, and which selection may be changed from time to time, to verify the computations utilized with respect to each Adjustment. The certificate, report of other written statement of any such firm shall be conclusive evidence of the correctness of any computation made under this
Section 6. Promptly upon its receipt of such certificate, report or statement from such firm of independent public accountants, the Company shall deliver a copy thereof to the Holder.

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SECTION 6.2              Warrant Certificate Amendments.  Irrespective of any
Adjustment, Warrant Certificates theretofore or thereafter issued need not be amended or replaced, but Warrant Certificates thereafter issued shall bear an appropriate legend or other notice of any adjustments and which legend and/or notice has been provided by the Company to the Holder, provided the Company may, at its option, issue new Warrant Certificates evidencing Warrants in the form attached hereto to reflect any adjustment in the Exercise Price and the number of Warrant Shares evidenced by such Warrant Certificates and deliver the same to the Holder in substitution for existing Warrant Certificates.


SECTION 7.       OFFICER'S CERTIFICATE.

     Whenever an Adjustment shall occur, the Company shall forthwith file in the custody of its Secretary or an Assistant Secretary at its principal office and with its stock transfer agent, if any, an officer's certificate showing the adjusted Exercise Price determined as herein provided, setting forth in reasonable detail the facts requiring such adjustment, including a statement of the number of additional shares of Common Stock, if any, and such other facts as shall be necessary to show the reason for and the manner of computing such adjustment. Each such officer's certificate shall be made available at all reasonable times for inspection by the Holder or any holder of a Warrant executed and delivered pursuant to Section 1 and the Company shall, forthwith after each such adjustment, mail a copy by certified mail of such certificate to the Holder or any such holder.


SECTION 8.       ISSUE TAX.

     The issuance of certificates representing the Warrant Shares upon the exercise of this Warrant shall be made without charge to the Holder for any issuance tax in respect thereof.


SECTION 9.       REGISTRATION RIGHTS.

     The Holder shall have the same registration rights and obligations with respect to the registration of the Warrant Shares under the Act as do the holders of the Convertible Secured Notes with respect to the shares underlying such Notes pursuant to the Loan Agreement.



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SECTION 10.      GOVERNING LAW.

     This Warrant shall be governed by and construed and enforced in accordance with the laws of the State of Georgia.


             CREDIT DEPOT CORPORATION



             By:
                ---------------------------------------
                Gerald Sullivan, President


[SEAL]


Dated:             , 1996

Attest:



- -----------------------
Secretary

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
                                 PURCHASE FORM


                                            Dated ___________, 19___


     The undersigned hereby irrevocably elects to exercise the within Warrant to the extent of purchasing _______ Shares and hereby makes payment of ___________ in payment of the actual exercise price thereof.





                     INSTRUCTIONS FOR REGISTRATION OF STOCK


Name____________________________________________________________________________
    (Please typewrite or print in block letters)



Address_________________________________________________________________________



Signature_______________________________________________________________________



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